     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 1995



                                                       REGISTRATION NO. 33-57357

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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        AIR PRODUCTS AND CHEMICALS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE

                          (State or other jurisdiction
                       of incorporation or organization)
                                   23-1274455

                                (I.R.S. Employer
                              Identification No.)

                            7201 HAMILTON BOULEVARD
                       ALLENTOWN, PENNSYLVANIA 18195-1501
                                 (610) 481-4911
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              JAMES H. AGGER, ESQ.
                 Vice President, General Counsel and Secretary

                        AIR PRODUCTS AND CHEMICALS, INC.
                            7201 HAMILTON BOULEVARD
                       ALLENTOWN, PENNSYLVANIA 18195-1501
                                 (610) 481-4911
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                            D. COLLIER KIRKHAM, ESQ.
                            CRAVATH, SWAINE & MOORE
                                Worldwide Plaza
                               825 Eighth Avenue
                            New York, New York 10019

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.     / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, please check the following box.     /X/
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
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
                                                                      Proposed
                                                      Proposed        maximum
       Title of each class             Amount         maximum        aggregate       Amount of
          of securities                to be       offering price     offering      registration
         to be registered          registered(1)    per unit(2)       price(2)         fee(2)
- --------------------------------------------------------------------------------------------------
Debt Securities...................   $400,000,000       100%        $400,000,000      $137,931

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(1) Any offering of Debt Securities denominated in any foreign currencies or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities of the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED APRIL 17, 1995


PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED APRIL    , 1995)


                                  $400,000,000

                        AIR PRODUCTS AND CHEMICALS, INC.
                          MEDIUM-TERM NOTES, SERIES D
                DUE FROM 9 MONTHS TO 20 YEARS FROM DATE OF ISSUE
                            ------------------------
    Air Products and Chemicals, Inc. (the "Company"), may offer from time to time up to $400,000,000 aggregate principal amount or its equivalent in foreign currencies or currency units of its Medium-Term Notes, Series D, Due from 9 Months to 20 Years from Date of Issue (the "Notes"). Each Note will mature on a Business Day (as defined herein) from 9 months to 20 years from the date of issue, as selected by the initial purchaser and agreed to by the Company. The Notes being offered hereby may be denominated in U.S. dollars or in such foreign currencies or currency units (the "Specified Currency") as may be designated by the Company in a pricing supplement (the "Pricing Supplement") to this Prospectus Supplement at the time of the offering. See "Foreign Currency and Other Risks."

    The Notes may be issued as Fixed Rate Notes, which will bear interest at a fixed rate (which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity), or as Floating Rate Notes, which will bear interest at a rate or rates determined by reference to a Base Rate, as adjusted by the Spread or Spread Multiplier, if any, each as set forth in the applicable Pricing Supplement, or as Currency Indexed Notes, the principal amount of which payable at maturity or upon earlier redemption or repayment, and/or the interest payable on each interest payment date and at maturity, is determined by the difference in the rate of exchange between the Specified Currency and another currency or currency unit on certain specified dates, or as Commodity Indexed Notes, the principal amount of which payable at maturity or upon earlier redemption or repayment, and/or the interest payable on each interest payment date and at maturity, is determined by the difference in the price of a specified commodity on certain specified dates. See "Description of Notes."


    Each Note will be issued in fully registered form and will be represented by either a global certificate (a "Book-Entry Note") registered in the name of a nominee of The Depository Trust Company ("DTC") or another depositary (DTC or such other depositary as is specified in the applicable Pricing Supplement is herein referred to as the "Depositary"), or a certificate issued in definitive form (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. See "Description of Notes -- Book-Entry System." The Notes will be issued in denominations of $100,000 and any larger amount that is an integral multiple of $1,000, except as otherwise specified in the applicable Pricing Supplement, or, in the case of Notes denominated in a Specified Currency other than U.S. dollars, in the denominations described under "Special Provisions Relating to Multi-Currency Notes -- General."

    The interest rate or interest rate formula, issue price, Specified Currency, stated maturity and redemption and repayment provisions, if any, for each Note, whether such Note is a Fixed Rate Note or a Floating Rate Note, whether such
Note is a Currency Indexed Note or Commodity Indexed Note and whether such Note is a Book-Entry Note or a Certificated Note will be established by the Company at the date of issuance of such Note and will be set forth in the applicable Pricing Supplement to this Prospectus Supplement. Interest rates and interest rate formulae are subject to change by the Company, but no such change will affect the interest rate on, or interest rate formula for, any Note theretofore issued or which the Company has agreed to sell. See "Description of Notes."
    Unless otherwise indicated in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable on each June 15 and December 15 and at maturity. Interest on Floating Rate Notes will be payable on the dates indicated herein and in the applicable Pricing Supplement. See "Description of Notes -- Interest Rates."
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
       SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO OR THE PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
                                                 PRICE TO            AGENTS'             PROCEEDS TO
                                                PUBLIC(1)        COMMISSIONS(2)         COMPANY(2)(3)
- ----------------------------------------------------------------------------------------------------------
Per Note....................................        100%          .125% - .625%       99.375% - 99.875%
- ----------------------------------------------------------------------------------------------------------
                                                                   $ 500,000 -         $399,500,000 -
Total (4)...................................    $400,000,000       $2,500,000           $397,500,000
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------

(1) Unless otherwise indicated in the Pricing Supplement relating thereto, each Note will be issued at 100% of its principal amount.
(2) The Company will pay a commission to Lehman Brothers, Lehman Brothers Inc. (including its affiliate Lehman Government Securities Inc.) and Goldman, Sachs & Co. (each an Agent and collectively the "Agents"), in the form of a discount, ranging from .125% to .625% of the principal amount of a Note, depending upon its maturity, sold through such Agent. Any Agent, acting as principal, may also purchase Notes at a discount for resale to one or more investors or one or more broker-dealers (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed public offering price. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity. The Company has agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the case of Notes sold directly to purchasers by the Company, no commission will be paid.

(3) Before deducting expenses payable by the Company estimated at $335,000.

(4) Or the equivalent thereof in other currencies or currency units.
                            ------------------------
    The Notes are being offered on a continuous basis by the Company through the Agents, each of which has agreed to use its reasonable best efforts to solicit purchases of the Notes. The Company may sell Notes to any Agent, as principal, for resale to one or more investors or to one or more broker-dealers (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed public offering price. The Company reserves the right to sell Notes directly to purchasers on its own behalf or to use additional agents to solicit offers to purchase Notes. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent that solicits any offer to purchase Notes may reject such offer in whole or in part. See "Plan of Distribution."
                            ------------------------
LEHMAN BROTHERS                                             GOLDMAN, SACHS & CO.
April   , 1995

     This Prospectus Supplement contains brief summaries of certain documents incorporated by reference in the Prospectus. Such summaries are qualified in their entirety by the detailed information contained in the incorporated documents.
                            ------------------------

                              DESCRIPTION OF NOTES

     The following description of the particular terms of the Notes offered hereby supplements the description of the general terms of the Securities (as such term is used in the accompanying Prospectus) under the heading "Description of Securities" in the accompanying Prospectus, to which description reference is hereby made. Capitalized terms not defined herein or in the Prospectus have the meanings specified in the Indenture and/or the Notes.

GENERAL


     The Notes constitute a single series for purposes of the Indenture and are limited to an aggregate principal amount of $400,000,000 or its equivalent at the time of issuance in foreign currencies or currency units. The foregoing limit may be increased by the Company if in the future it determines that it may wish to sell additional Notes. The Company may from time to time sell additional series of Securities, including additional series of medium-term notes. The aggregate principal amount of unsecured, unsubordinated indebtedness of the Company and its consolidated subsidiaries at December 31, 1994, was $1,411,300,000.



     The Notes will be offered on a continuous basis, and each Note will mature (the "Maturity Date") on a Business Day from nine months to twenty years from its date of issuance, as selected by the initial purchaser and agreed to by the Company. Each Note will be denominated in United States dollars ("$," "dollars" or "U.S. dollars") or the Specified Currency, as specified in the applicable Pricing Supplement. Each Note may bear interest at either (i) a fixed rate (which may be zero if issued at a price representing a discount from the principal amount payable at maturity) or (ii) a floating rate determined by reference to the Commercial Paper Rate (as defined below), LIBOR, the Treasury Rate (as defined below) or such other interest rate or formula (the "Base Rate") specified in the applicable Pricing Supplement, which may be adjusted by a Spread and/or a Spread Multiplier (each as defined below). Each Floating Rate Note will mature on an Interest Payment Date (as defined below) for such Note.


     The Notes may be issued as Currency Indexed Notes, the principal amount of which payable at maturity or upon earlier redemption or repayment, and/or the interest payable on each Interest Payment Date and at the Maturity Date, will be determined by the difference in the rate of exchange between the Specified Currency and another currency or currency unit set forth in the applicable Pricing Supplement on certain specified dates, or as Commodity Indexed Notes, the principal amount of which payable at maturity or upon earlier redemption or repayment, and/or the interest payable on each Interest Payment Date and at the Maturity Date, will be determined by the difference in the price of a specified commodity on certain specified dates. See "Currency Indexed Notes" and "Commodity Indexed Notes."

     Each Note will be issued initially as either a Book-Entry Note or a Certificated Note in fully registered form without coupons. Except as set forth under "Book-Entry System" below, Book-Entry Notes will not be issuable in certificated form.

     The Notes will be issued in denominations of $100,000 and any larger amount that is an integral multiple of $1,000 for Notes denominated in U.S. dollars, except as otherwise specified in the applicable Pricing Supplement, and for Notes denominated in foreign currencies or currency units, the denominations described below under "Special Provisions Relating to Multi-Currency Notes." The Notes will constitute unsecured, unsubordinated indebtedness of the Company and will rank pari passu with all other unsecured, unsubordinated indebtedness of the Company.

     The Notes will not be subject to any sinking fund and will not be redeemable at the option of the Company or repayable at the option of the holders thereof prior to their stated maturity, except as may otherwise be provided in the applicable Pricing Supplement. The Company may discharge its indebtedness and its obligations or certain of its obligations under the Indenture with respect to the Notes as described under "Description of Securities -- Defeasance of the Indenture and Securities" in the accompanying Prospectus.


     The Pricing Supplement relating to a Note will describe the following terms as applicable: (1) the Specified Currency of such Note; (2) if other than 100%, the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued; (3) the date on which such Note will be issued; (4) the Maturity Date; (5) whether such Note may be redeemed or repaid prior to maturity, and if so, the provisions relating to such redemption or repayment; (6) whether such Note is a Fixed Rate Note or a Floating Rate Note;
(7) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest; (8) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Payment Dates, the Reset Period, the Index Maturity, the Maximum Interest Rate and the Minimum Interest Rate, if any, and the Spread or Spread Multiplier, if any (all as defined herein), and any other terms relating to the particular method of calculating the interest rate or rates for such Note; (9) whether such Note is a Currency Indexed Note or a Commodity Indexed Note; (10) if such Note is a Currency Indexed Note, the Specified Currency, the Indexed Currency, the Face Amount, the Base Exchange Rate, the Base Interest Rate, if any, the Determination Agent and the Reference Dealers (all as defined herein) relating to such Currency Indexed Note and certain other information relating to Currency Indexed Notes; (11) if such Note is a Commodity Indexed Note, the methods for determining the principal amount payable at maturity and/or the interest, if any, payable on each Interest Payment Date and at maturity and other information relating to Commodity Indexed Notes; (12) whether such Note will be issued initially as a Book-Entry Note or a Certificated Note; and (13) any other terms of such Note not inconsistent with the provisions of the Indenture.



     Notes may be issued in the form of Discount Notes (as defined below under "U.S. Federal Income Tax Considerations -- U.S. Holders -- Original Issue Discount"), including certain Notes offered at a discount from the principal amount thereof due at the stated maturity of such Notes. There may or may not be any periodic payments of interest on Discount Notes. In the event of an acceleration of the maturity of any Discount Note, the amount payable to the holder of such Discount Note upon such acceleration will be determined in accordance with the applicable Pricing Supplement and the terms of such security, but may be an amount less than the amount payable at the maturity of the principal of such Discount Note. For federal income tax considerations with respect to Discount Notes, see "U.S. Federal Income Tax Considerations -- U.S. Holders -- Original Issue Discount" herein.


     The Notes may be presented for registration of transfer or exchange at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York.


     References to the "Securities" in the Prospectus include the Notes. For a further description of the Trustee and the rights attaching to different series of Securities under the Indenture, including the covenants, modification provisions and events of default relating to the Notes, see "Description of Securities" in the Prospectus. Unless otherwise specified in the applicable Pricing Supplement, each Note will have the terms described herein.


     "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York or (i) with respect to Notes denominated in a Specified Currency other than U.S. dollars, the principal financial center of the country of the Specified Currency as specified in the applicable Pricing Supplement, (ii) with respect to Notes denominated in European Currency Units ("ECUs"), Brussels, Belgium or (iii) with respect to LIBOR Notes, London, England. "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

PAYMENT OF PRINCIPAL AND INTEREST


     Payments of principal of and interest, if any, on all Notes will be made in the applicable Specified Currency, provided that holders of certain Notes denominated in a Specified Currency other than U.S. dollars may elect to have such payments converted to U.S. dollars. See "Special Provisions Relating to Multi-Currency Notes -- Payment of Principal and Interest." Unless otherwise specified in the applicable Pricing Supplement, interest on Certificated Notes (other than interest paid on the Maturity Date or upon earlier redemption or repayment) will be paid by mailing a check (from an account at a bank outside of the United States if such check is payable in a Specified Currency other than U.S. dollars) to the holders at the address of each holder appearing on the register for the Notes on the applicable Record Date (as defined below). At the option of the Company or the holder of Certificated Notes in an aggregate principal amount exceeding $5.0 million or the equivalent thereof in a Specified Currency, interest on Certificated Notes (other than interest paid on the Maturity Date or upon earlier redemption or repayment) will be paid by wire transfer to an account maintained by such holder with a bank located in the United States for payments in U.S. dollars or the country of the Specified Currency for other payments (which shall be Belgium in the case of ECUs), provided that any such holder selecting such option shall have designated such account by written notice to the Trustee no later than the Record Date preceding the applicable Interest Payment Date. In the case of a Note issued between a Record Date and the initial Interest Payment Date relating to such Record Date, interest for the period ending on such initial Interest Payment Date shall be paid to the person to whom such Note shall have been originally issued. Payments of principal and interest on Certificated Notes will be made, if at maturity or upon earlier redemption, then on the Maturity Date or the date fixed for redemption, as applicable, upon surrender of the Certificated Notes at the Corporate Trust Office of the Trustee in The City of New York, and if upon repayment prior to maturity, then on the applicable date for repayment (the "Repayment Date"), provided that the holder shall have complied with the requirements for repayment set forth herein and in the Certificated Notes. See "Repayment" below. All such payments at maturity or upon any earlier redemption or repayment shall be made in immediately available funds, provided that the Certificated Notes to be paid are presented to the Corporate Trust Office of the Trustee in The City of New York in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Any such payments made in a Specified Currency other than U.S. dollars shall be made by wire transfer to an account maintained by the holder, as designated by the holder by written notice to the Trustee at least 15 calendar days prior to the date fixed for payment, with a bank located in the country of the Specified Currency (which shall be Belgium in the case of ECUs). Beneficial owners of Book-Entry Notes will be paid in accordance with the Depositary's and its participants' procedures in effect from time to time as described under "Book-Entry System" below.


     Any payment of interest or principal required to be made on an Interest Payment Date, at the Maturity Date, on a date fixed for redemption or on a Repayment Date which is not a Business Day need not be made on such day, but may be made, except as provided below with respect to LIBOR Notes (as defined below), on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, at the Maturity Date, on the date fixed for redemption or on the Repayment Date, as the case may be, and no additional interest shall accrue as a result of such delayed payment. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the holders of the Notes in respect of which payments are made.

INTEREST RATES

     Interest rates, Base Rates, Spreads and Spread Multipliers are subject to change by the Company from time to time, but no such change will affect any Note theretofore issued or which the Company has agreed to sell. Unless otherwise indicated in the applicable Pricing Supplement, the Interest Payment Dates and the Record Dates for each Fixed Rate Note shall be as described below under "Fixed Rate Notes." The Interest Payment Dates for each Floating Rate Note shall be as indicated in the applicable Pricing Supplement, and unless otherwise specified in the applicable Pricing Supple-ment, the Record Dates for a Floating Rate Note will be the fifteenth day (whether or not a Business Day) next preceding each Interest Payment Date.

FIXED RATE NOTES


     Each Fixed Rate Note will bear interest from its date of issue at the annual rate stated on the face thereof and in the applicable Pricing Supplement until the principal amount thereof is paid on the Maturity Date, or upon earlier redemption or repayment, if applicable. Unless otherwise indicated in the applicable Pricing Supplement (and except as provided above in "Payment of Principal and Interest"), the Interest Payment Dates for Fixed Rate Notes will be June 15 and December 15 of each year, and the Record Dates will be June 1 and December 1 of each year. Interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.


FLOATING RATE NOTES


     Each Floating Rate Note will bear interest from its date of issue to the first Interest Reset Date (as defined below) for such Note at the Initial Interest Rate (the "Initial Interest Rate") set forth on the face thereof and in the applicable Pricing Supplement. Thereafter, the interest rate on each Floating Rate Note for each Reset Period (as defined below) will be equal to the interest rate calculated by reference to the Base Rate specified on the face thereof and in the applicable Pricing Supplement plus or minus a fixed percentage per annum (the "Spread"), if any, or times a fixed factor (the "Spread Multiplier"), if any, in each case as specified in the applicable Pricing Supplement, until the principal thereof is paid on the Maturity Date, or upon earlier redemption or repayment, if applicable. The Base Rate for a Floating Rate Note will be (a) the Commercial Paper Rate, in which case such Note shall be a "Commercial Paper Rate Note," (b) LIBOR, in which case such Note shall be a "LIBOR Note," (c) the Treasury Rate, in which case such Note shall be a "Treasury Rate Note" or (d) such other Base Rate, in each case as is specified on the face of the Floating Rate Note and in the applicable Pricing Supplement.


     The Company will appoint, and enter into an agreement with, an agent (a "Calculation Agent") to calculate interest rates on Floating Rate Notes. Unless otherwise provided in a Pricing Supplement, the Calculation Agent for each Floating Rate Note will be the Trustee.

     The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such type of period being the "Reset Period" for such Note, and the first day of each Reset Period being an "Interest Reset Date"), as specified on the face thereof and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be: in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week; in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of each March, June, September and December; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months of each year specified on the face thereof and in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year specified on the face thereof and in the applicable Pricing Supplement; provided, however, that the interest rate in effect for the ten days immediately prior to the Maturity Date of a Floating Rate Note, or, with respect to any portion of the principal amount of a Floating Rate Note to be redeemed or repaid, if applicable, the date of redemption or Repayment Date, will be that in effect on the tenth day preceding such Maturity Date or such date of redemption or Repayment Date. If an Interest Reset Date for a Floating Rate Note would otherwise be a day that is not a Business Day, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     The interest rate for each Reset Period will be the rate determined by the Calculation Agent by reference to an interest determination date pertaining to such Reset Period. The interest determination date pertaining to a Reset Period for a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date") will be the Business Day prior to the Interest Reset Date that commences such Reset Period. The interest determination date pertaining to a Reset Period for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Banking Day prior to the Interest Reset Date that commences such Reset Period. The interest determination date pertaining to a Reset Period for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which the Interest Reset Date that commences such Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Reset Period commencing in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

     Except as provided below, interest on Floating Rate Notes will be payable, in the case of Floating Rate Notes that reset daily, weekly or monthly, on the third Wednesday of each month as specified on the face thereof and in the applicable Pricing Supplement; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, on the third Wednesday of each of two months of each year specified on the face thereof and in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, on the third Wednesday of one month of each year specified on the face thereof and in the applicable Pricing Supplement (each such day being an "Interest Payment Date"). If an Interest Payment Date with respect to a Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day, except that, in the case of a LIBOR Note, if such Business Day falls in the next calendar month, such Interest Payment Date will be the immediately preceding Business Day.

     Unless otherwise indicated in the applicable Pricing Supplement, each payment of interest on a Floating Rate Note will include interest accrued to but excluding the applicable Interest Payment Date; provided, however, that if the interest rate on such Note resets daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal for such Note is payable, will include interest accrued to and including the immediately preceding Record Date. Accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of a Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from the date of issue, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.876541%, or .09876541, being rounded to 9.87655%, or .0987655, respectively)) for each such day is computed by dividing the interest rate (expressed as a decimal rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) applicable to such date by 360, in the case of Commercial Paper Rate Notes and LIBOR Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes.

     The Calculation Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Note.

     Any Floating Rate Note may also have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate of interest that may accrue during any Reset Period (a "Maximum Interest Rate") and (ii) a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any Reset Period (a "Minimum Interest Rate"). The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

     "Index Maturity" is the particular maturity of the type of instrument or obligation from which a Base Rate is calculated.

  Commercial Paper Rate Notes

     Each Commercial Paper Rate Note will bear interest for each Reset Period at the interest rate (calculated with reference to the Commercial Paper Rate on the Commercial Paper Interest Determination Date for such Reset Period and the Spread or Spread Multiplier, if any) specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed on behalf of industrial issuers whose corporate bonds are rated "AA," or the equivalent, from a nationally recognized securities rating agency as such rate is made available by the Federal Reserve Bank of New York for such date. In the event that such rate is not made available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Commercial Paper Interest Determination Date, then the Commercial Paper Rate for such Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean (each as rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) of the offered rates for such commercial paper quoted as of 11:00 a.m., New York City time, on such Commercial Paper Interest Determination Date by three leading dealers of commercial paper in The City of New York selected, after consultation with the Company, by the Calculation Agent; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:


                                      D X 360
           Money Market Yield =    -------------  X 100
                                   360 - (D X M)


where "D" refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  LIBOR Notes

     Each LIBOR Note will bear interest for each Reset Period at the interest rate (calculated with reference to LIBOR on the LIBOR Interest Determination Date for such Reset Period and the Spread or Spread Multiplier, if any) specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

          (i) On each LIBOR Interest Determination Date, LIBOR will be, as specified in the applicable Pricing Supplement, either: (a) the arithmetic mean of the offered rates for deposits having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such LIBOR

     Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace page LIBO on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such LIBOR Interest Determination Date will be the arithmetic mean of such offered rates as determined by the Calculation Agent. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on Telerate Page 3750, as applicable, LIBOR in respect of such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

          (ii) On any LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in
     (i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits having the Index Maturity designated in the applicable Pricing Supplement are offered at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date by four major banks in the London interbank market (the "Reference Banks") selected, after consultation with the Company, by the Calculation Agent to prime banks in the London interbank market having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) of the rates quoted at approximately 11:00 a.m., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York selected, after consultation with the Company, by the Calculation Agent for loans in U.S. dollars to leading European banks having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks in The City of New York selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

  Treasury Rate Notes

     Each Treasury Rate Note will bear interest for each Reset Period at the interest rate (calculated with reference to the Treasury Rate on the Treasury Interest Determination Date for such Reset Period and the Spread or Spread Multiplier, if any) specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent, rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity designated in the applicable Pricing Supplement, as made available by the U.S. Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement are not made available as provided above by 3:00 p.m., New York City time, on such Treasury Interest Determination Date or no such auction is held in a particular week (or on the preceding Friday, if applicable), then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of 3:30 p.m., New York City time, on such Treasury Interest Determination Date, of three leading primary U.S. government securities dealers selected, after consultation with the Company, by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

CURRENCY INDEXED NOTES

  General.

     The Company may from time to time offer Notes ("Currency Indexed Notes"), the principal amount of which payable at the Maturity Date, and/or the interest payable on each Interest Payment Date and at the Maturity Date, is determined by the difference in the rate of exchange between the Specified Currency and the other currency or currency unit specified as the Indexed Currency (the "Indexed Currency") in the applicable Pricing Supplement on certain specified dates. Unless otherwise specified in the applicable Pricing Supplement, holders of Currency Indexed Notes (i) will be entitled to receive a principal amount in respect of such Currency Indexed Notes exceeding the amount designated as the face amount in respect of such Currency Indexed Notes in the applicable Pricing Supplement (the "Face Amount") if, at the Maturity Date, the rate at which the Specified Currency can be exchanged for the Indexed Currency is greater than the rate of such exchange designated as the Base Exchange Rate, expressed in units of the Indexed Currency per one unit of the Specified Currency, in the applicable Pricing Supplement (the "Base Exchange Rate"), and will be entitled to receive a principal amount in respect of such Currency Indexed Notes less than the Face Amount of such Currency Indexed Notes, if, at the Maturity Date, the rate at which the Specified Currency can be exchanged for the Indexed Currency is less than such Base Exchange Rate and/or (ii) will be entitled to receive an amount of interest on each Interest Payment Date and/or at the Maturity Date at an interest rate greater than the base interest rate of such Currency Indexed Note as designated in the applicable Pricing Supplement (the "Base Interest Rate") if, on such Interest Payment Date and/or at the Maturity Date, as the case may be, the rate at which the Specified Currency can be exchanged into the Indexed Currency is greater than the Base Exchange Rate, and will be entitled to receive an amount of interest on each Interest Payment Date and/or at the Maturity Date at an interest rate less than the Base Interest Rate if, on such Interest Payment Date and/or at the Maturity Date, as the case may be, the rate at which the Specified Currency can be exchanged into the Indexed Currency is less than the Base Exchange Rate, in each case determined as described below under "Payment of Principal and Interest." Information as to the relative historical value of the applicable Specified Currency against the applicable Indexed Currency, any exchange controls applicable to such Specified Currency or Indexed Currency and the tax consequences to holders will be set forth in the applicable Pricing Supplement. See "Foreign Currency and Other Risks."

     Unless otherwise specified in the applicable Pricing Supplement, the term "Exchange Rate Day" shall mean any day which is a Business Day in The City of New York and, (i) if the Specified Currency or Indexed Currency is any currency or currency unit other than the U.S. dollar or the ECU, a Business Day in the principal financial center of the country of such Specified Currency or Indexed Currency, or (ii) in the case of an ECU, a day which is not a non-ECU clearing day as determined by the ECU Banking Association in Paris.


  Payment of Principal and Interest.

     Unless otherwise specified in the applicable Pricing Supplement, principal of a Currency Indexed Note will be payable by the Company in the Specified Currency at the Maturity Date in an amount equal to the Face Amount of the Currency Indexed Note, plus or minus an amount determined by the determination agent specified in the applicable Pricing Supplement (the "Determination Agent") by reference to the difference between the Base Exchange Rate and the rate at which the Specified Currency can be exchanged for the Indexed Currency as determined on the second Exchange Rate Day (the "Determination Date") prior to the Maturity Date of such Currency Indexed Note by the Determination Agent based upon the arithmetic mean of the open market spot offer quotations for the Indexed Currency obtained by the Determination Agent from the Reference Dealers (as defined below) in The City of New York at 11:00 a.m., New York City time, on the Determination Date, for an amount of Indexed Currency equal to the Face Amount of such Currency Indexed Note multiplied by the Base Exchange Rate, for settlement on the Maturity Date (such rate of exchange, as so determined and expressed in units of the Indexed Currency per one unit of the Specified Currency, is hereafter referred to as the "Spot Rate"). If such quotations from the Reference Dealers are not available on the Determination Date due to circumstances beyond the control of the Company or the Determination Agent, the Spot Rate will be determined on the basis of the most recently available quotations from the Reference Dealers. The principal amount of the Currency Indexed Notes determined by the Determination Agent to be payable at the Maturity Date will be payable to the holders thereof in the manner set forth herein and in the applicable Pricing Supplement. As used herein, the term "Reference Dealers" shall mean the three banks or firms specified as such in the applicable Pricing Supplement or, if any of them shall be unwilling or unable to provide the requested quotations, such other major money center bank or banks in The City of New York selected by the Company, in consultation with the Determination Agent, to act as Reference Dealer or Reference Dealers in replacement therefor. In the absence of manifest error, the determination by the Determination Agent of the Spot Rate and the principal amount of Currency Indexed Notes payable at the Maturity Date thereof shall be final and binding on the Company and the holders of such Currency Indexed Notes.

     Unless otherwise specified in the applicable Pricing Supplement, on the basis of the aforesaid determination by the Determination Agent and the formulae and limitations set forth below, (i) if the Base Exchange Rate equals the Spot Rate for any Currency Indexed Note, then the principal amount of such Currency Indexed Note Payable at the Maturity Date will be equal to the Face Amount of such Currency Indexed Note; (ii) if the Spot Rate exceeds the Base Exchange Rate (i.e., the Specified Currency has appreciated against the Indexed Currency during the term of the Currency Indexed Note), then the principal amount so payable will be greater than the Face Amount of such Currency Indexed Note up to an amount equal to twice the Face Amount of such Currency Indexed Note; (iii) if the Spot Rate is less than the Base Exchange Rate (i.e., the Specified Currency has depreciated against the Indexed Currency during the term of the Currency Indexed Note) but is greater than one-half of the Base Exchange Rate, then the principal amount so payable will be less than the Face Amount of such Currency Indexed Note; and (iv) if the Spot Rate is less than or equal to one-half of the Base Exchange Rate, then the Spot Rate will be deemed to be one-half of the Base Exchange Rate and no principal amount of the Currency Indexed Note will be payable at the Maturity Date.

     Unless otherwise specified in the applicable Pricing Supplement, the formulae to be used by the Determination Agent to determine the principal amount of a Currency Indexed Note payable at the Maturity Date will be as follows:

     If the Spot Rate exceeds or equals the Base Exchange Rate, the principal amount of a Currency Indexed Note payable at the Maturity Date shall equal:

                                        Spot Rate -- Base Exchange Rate
   Face Amount +    (  Face Amount X    -------------------------------   ).
                                                 Spot Rate

     If the Base Exchange Rate exceeds the Spot Rate, the principal amount of a Currency Indexed Note payable at the Maturity Date (which shall, in no event, be less than zero) shall equal:

                                        Base Exchange Rate -- Spot Rate
   Face Amount -    (  Face Amount X    -------------------------------   ).
                                                   Spot Rate

     If the formulae set forth above are applicable to a Currency Indexed Note, the maximum principal amount payable at the Maturity Date in respect of such a Currency Indexed Note would be an amount equal to twice the Face Amount and the minimum principal amount payable would be zero.

     Unless otherwise specified in the applicable Pricing Supplement, interest will be payable by the Company in the Specified Currency based on the Face Amount of the Currency Indexed Notes, and such interest will be payable at the rate and times and in the manner set forth herein and in the applicable Pricing Supplement. In the event that the applicable Pricing Supplement specifies that interest on the Currency Indexed Notes will be determined by reference to the Indexed Currency and unless otherwise specified in such Pricing Supplement, interest will be payable by the Company in the Specified Currency on each Interest Payment Date and at the Maturity Date at a rate per annum equal to the Base Interest Rate specified in the applicable Pricing Supplement multiplied by an Interest Index Factor. The "Interest Index Factor" shall be an amount determined by the Determination Agent by reference to the following formula:

                               Interest Spot Rate
                               ------------------
                               Base Exchange Rate

where, "Interest Spot Rate" is (i) if at an Interest Payment Date, the rate at which the Specified Currency can be exchanged for the Indexed Currency as determined on the second Exchange Rate Day prior to such Interest Payment Date (the "Interest Determination Date") by the Determination Agent in the manner specified in the applicable Pricing Supplement, on such Interest Determination Date, or (ii) if at the Maturity Date, the Spot Rate. The amount of interest determined by the Determination Agent to be payable on any Interest Payment Date and at the Maturity Date in respect of the Currency Indexed Notes will be payable to the holders thereof in the manner set forth herein and in the applicable Pricing Supplement. In the absence of manifest error, the determination by the Determination Agent of the Interest Index Factor, the Interest Spot Rate on each Interest Payment Date, the interest payments payable and the Spot Rate at the Maturity Date on the Currency Indexed Notes shall be final and binding on the Company and the holders of such Currency Indexed Notes.

     Unless otherwise specified in the applicable Pricing Supplement, on the basis of the aforesaid determinations by the Determination Agent, (i) if the Base Exchange Rate equals the Interest Spot Rate on any Interest Determination Date or the Spot Rate on the Determination Date for any Currency Indexed Note, then the amount of interest payable in respect of such Currency Indexed Note on the applicable Interest Payment Date or at the Maturity Date, as the case may be, would reflect an interest rate equal to the Base Interest Rate of such Currency Indexed Note; (ii) if the Interest Spot Rate on any Interest Determination Date or the Spot Rate on the Determination Date exceeds the Base Exchange Rate (i.e., the Specified Currency has appreciated against the Indexed Currency during the term of the Currency Indexed Note), then the amount of interest so payable would reflect an interest rate greater than the Base Interest Rate of such Currency Indexed Note; and (iii) if the Interest Spot Rate on any Interest Determination Date or the Spot Rate on the

Determination Date is less than the Base Exchange Rate (i.e., the Specified Currency has depreciated against the Indexed Currency during the term of the Currency Indexed Note), then the amount of interest so payable would reflect an interest rate less than the Base Interest Rate of such Currency Indexed Note.

     Unless otherwise specified in the applicable Pricing Supplement, in the event of any redemption or repayment of a Currency Indexed Note prior to its Maturity Date, the term "Maturity Date" used above would refer to the redemption or repayment date of such Currency Indexed Note.

     PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CURRENCY INDEXED NOTES. SUCH CURRENCY INDEXED NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS. SEE "FOREIGN CURRENCY AND OTHER RISKS."

COMMODITY INDEXED NOTES

     The Pricing Supplement relating to a Commodity Indexed Note will set forth the method by which the amount of interest payable on an Interest Payment Date and the amount of interest and principal payable at the Maturity Date in respect of such Commodity Indexed Note will be determined, a description of certain tax consequences to holders of Commodity Indexed Notes, a description of certain risks associated with investments in Commodity Indexed Notes and other information relating to such Commodity Indexed Notes.

REDEMPTION

     The Notes will not be subject to redemption through the operation of a sinking fund, but each Note may be redeemed at the option of the Company at any time on and after the date, if any, specified at the time of sale and set forth in the applicable Pricing Supplement and on the face of such Note. A Note will not be redeemable if no such date is set forth on such Note. On and after such date, if any, such Note will be redeemable in whole or from time to time in part on notice mailed not more than 60 nor less than 30 days prior to the date of redemption at a redemption price set forth in the applicable Pricing Supplement, together with interest accrued thereon to the date of redemption.

REPAYMENT

     The Pricing Supplement relating to each Note will indicate either that such Note cannot be repaid prior to maturity or that such Note will be repayable at the option of the holder prior to maturity on the Repayment Date or Repayment Dates, if any, specified in the applicable Pricing Supplement and on the face of such Note. A Note will not be repayable if no such Repayment Date is set forth on such Note. On such Repayment Date or Repayment Dates, if any, such Note will be repayable in whole or from time to time in part at a price set forth in the applicable Pricing Supplement, together with interest accrued on such portion to the date of repayment.

     In order for a Note to be repaid, the Company must receive at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, during the period from and including the first day of the Repayment Option Period set forth on the face of such Note for such Repayment Date to and including the close of business on the last day of such Repayment Option Period (or if such day is not a business day, the next succeeding business day): (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America, dated no later than the last day of such Repayment Option Period (or if such day is not a business day, the next succeeding business day) setting forth the name of the holder of the Note, the principal amount of the Note, the portion of the principal amount of the Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid in whole or in part (with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed) will be received at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, not later than five business days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed must be received at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, by such fifth business day. Effective exercise of any repayment option by the holder of any Note shall be irrevocable. No transfer or exchange of any Note (or, in the event that any Note is to be repaid in part, such portion of the Note to be repaid) will be permitted after exercise of a repayment option. A repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note, provided that the principal amount which is to be repaid is equal to $1,000 or any integral multiple thereof for Notes denominated in U.S. dollars or 10,000 units of the Specified Currency or any integral multiple thereof for Notes denominated in a Specified Currency other than U.S. dollars. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final, binding and non-appealable. For purposes of this provision, "business day" means any day other than Saturday and Sunday or a legal holiday or any day on which banking institutions in New York, New York are authorized or required by law or regulation to close.

     If a Note is represented by a Global Security (as defined below), the Depositary's nominee will be the holder of such Note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers, and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

BOOK-ENTRY SYSTEM

     Upon issuance, all Book-Entry Notes having the same Specified Currency, Original Issue Date, Maturity Date, reset, extension, redemption and repayment provisions, Interest Payment Dates, Record Dates, and, in the case of Fixed Rate Notes, interest rate, or, in the case of Floating Rate Notes, Base Rate, Initial Interest Rate, Index Maturity, Reset Period, Interest Payment Dates, Spread or Spread Multiplier, if any, Maximum Interest Rate, if any, and Minimum Interest Rate, if any, and in the case of Fixed Rate Notes or Floating Rate Notes that are also Currency Indexed Notes, Specified Currency, Indexed Currency and Base Exchange Rate, or that are also Commodity Indexed Notes, the same comparable terms, will be represented by a single global security (a "Global Security"). Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, DTC or such other Depositary as is specified in the applicable Pricing Supplement, and registered in the name of the Depositary or its nominee. Book-Entry Notes will not be exchangeable for Certificated Notes at the option of the holder and, except as set forth below, will not otherwise be issuable in definitive form. Unless otherwise specified in the applicable Pricing Supplement, DTC will be the Depositary. DTC currently only accepts Notes that are denominated in U.S. dollars.

     DTC has advised the Company and the Agents as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.


     Upon the issuance by the Company of Book-Entry Notes represented by a Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Book-Entry Notes represented by such Global Security to the accounts of institutions that have accounts with the Depositary ("participants"). The accounts to be credited shall be designated by the agents or underwriters of such Book-Entry Notes or by the Company if such Book-Entry Notes are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in Book-Entry Notes represented by a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to interests of participants in the Depositary), or by participants in the Depositary or persons that may hold interests through such participants (with respect to persons other than participants in the Depositary). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.


     So long as the Depositary for a Global Security, or its nominee, is the registered owner of the Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Notes represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in Book-Entry Notes represented by a Global Security will not be entitled to have Book-Entry Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Book-Entry Notes in definitive form and will not be considered the owners or holders thereof under the Indenture. Unless and until it is exchanged in whole or in part for individual certificates evidencing the Book-Entry Notes represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     Payments of principal of and interest, if any, on the Book-Entry Notes represented by a Global Security registered in the name of the Depositary or its nominee will be made by the Company through the Trustee to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security. Neither the Company, the Trustee nor the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company has been advised that the Depositary, upon receipt of any payment of principal of or interest on a Global Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Depositary. The Company expects that payments by participants to owners of beneficial interests in a Global Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

     If the Depositary with respect to any Global Security or Global Securities is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Certificated Notes in exchange for the Book-Entry Notes represented by such Global Security or Global Securities. In addition, the Company may at any time and in its sole discretion determine not to have Global Securities, and, in such event, will issue Certificated Notes in exchange for the Book-Entry Notes represented by such Global Securities.

              SPECIAL PROVISIONS RELATING TO MULTI-CURRENCY NOTES

GENERAL

     Unless otherwise indicated in the applicable Pricing Supplement, if any Notes are to be denominated in U.S. dollars, payments of principal of and interest on such Notes will be made in U.S. dollars. If any of the Notes are to be denominated in a Specified Currency other than U.S. dollars ("Multi-Currency Notes"), the following provisions shall apply which are in addition to, and to the extent inconsistent therewith replace, the description of the general terms and provisions of Notes set forth in the accompanying Prospectus and elsewhere in this Prospectus Supplement.


     The authorized denominations of Multi-Currency Notes will be the amounts of the Specified Currency for such Notes that are equivalent, at the Exchange Rate (as defined below) for purchases of such Specified Currency on the Business Day immediately preceding the trade date for such Notes, to $100,000 (rounded down to an integral multiple of 10,000 units of such Specified Currency), and any larger amount that is an integral multiple of 10,000 units of such Specified Currency, except as otherwise specified in the applicable Pricing Supplement.


     Unless otherwise indicated in the applicable Pricing Supplement, payment of the purchase price of Multi-Currency Notes will be made in immediately available funds.

CURRENCY EXCHANGE

     Unless otherwise specified in the applicable Pricing Supplement, purchasers are required to pay for Multi-Currency Notes in the Specified Currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies or currency units, and vice versa, and it is believed that only a limited number of U.S. banks offer foreign currency checking or savings facilities in the United States. However, if requested by a purchaser at the time an offer to purchase an applicable Note is made to an Agent (or by such other day as such Agent may determine), such Agent will arrange for the conversion of U.S. dollars into the applicable Specified Currency to enable the purchaser to pay for such Multi-Currency Note. Each such conversion will be made by the Agents on such terms and subject to such conditions, limitations and charges as the Agents may from time to time establish in accordance with their regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Multi-Currency Notes.

     Specific information about the foreign currency or currency units in which a particular Multi-Currency Note is denominated, including historical exchange rates and a description of the currency or currency units and any exchange controls, will be set forth in the applicable Pricing Supplement.

PAYMENT OF PRINCIPAL AND INTEREST

     Principal and interest, if any, on Multi-Currency Notes will be paid by the Company in the Specified Currency. If so specified in the applicable Pricing Supplement, at the request of a holder of a Multi-Currency Note, payments of principal and interest in respect of such Note shall be paid in U.S. dollars. Under such circumstances, the Company would be required to tender payment in U.S. dollars at the Exchange Rate, and any costs associated with such conversion would be borne by such holder through deduction from such payments. In such case, a holder may elect to receive payments in U.S. dollars by delivering a written request to the Trustee not later than the Record Date immediately preceding the applicable payment date. Such election will remain in effect until notice to the Trustee, but written notice of any such revocation must be received by the Trustee not later than the Record Date immediately preceding the next Interest Payment Date or the fifteenth day preceding the Maturity Date, as the case may be. Upon request, the Trustee will mail a copy of a form of request to any holder.

OUTSTANDING MULTI-CURRENCY NOTES

     For purposes of calculating the principal amount of any Multi-Currency Note payable in a Specified Currency which is outstanding under the Indenture for purposes of determining whether the holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under such Indenture or whether a quorum is present at a meeting of holders of Securities, the principal amount of such Multi-Currency Note at any time outstanding shall be deemed to be the U.S. dollar equivalent, determined as of the date of the original issuance of such Multi-Currency Note, of the principal amount of such Multi-Currency Note. Unless otherwise indicated in the applicable Pricing Supplement, whenever the Indenture provides for any distribution to holders, any amount in respect of any Multi-Currency Note shall be treated for any such distribution as that amount of U.S. dollars that could be obtained for such amount on such reasonable basis of exchange as the Company may specify.

PAYMENT CURRENCY

     If the principal of, or interest on, any Note is payable in a Specified Currency that is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to holders of the Notes by making such payment in U.S. dollars on the basis of the Exchange Rate on the second Business Day preceding the Interest Payment Date or the second Business Day preceding the maturity of an installment of principal, as the case may be (or, if no rate is quoted for such Specified Currency on such date, the last date such rate is quoted). Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture.

     "Exchange Rate" means (a) with respect to U.S. dollars in which payment is to be made on Multi-Currency Notes denominated in a composite currency unit, the exchange rate between U.S. dollars and such composite currency unit reported by the agency or organization, if any, responsible for overseeing such composite currency unit or by the Council of the European Communities (in the case of ECU, whose reports are currently based on the rates in effect at 2:30 p.m., Brussels time, on the relevant exchange markets), as appropriate, on the applicable Record Date with respect to an Interest Payment Date or the fifteenth day immediately preceding the maturity of an installment of principal, or on such other date provided in the Indenture, as the case may be; (b) with respect to U.S. dollars in which payment is to be made on Multi-Currency Notes denominated in a foreign currency, the noon U.S. dollar buying rate for that currency for cable transfers quoted by the Exchange Rate Agent in The City of New York designated by the Company on the Record Date with respect to an Interest Payment Date or the fifteenth day immediately preceding the maturity of an installment of principal, or on such other date provided therefor, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York; and (c) with respect to a Specified Currency other than U.S. dollars in which payment is to be made on Multi-Currency Notes converted into U.S. dollars pursuant to the Indenture as described above under "Payment Currency," the noon U.S. dollar selling rate for that currency for cable transfers quoted by the Exchange Rate Agent in The City of New York on the second Business Day preceding the applicable Interest Payment Date or the second Business Day preceding the maturity of an installment of principal, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York. If for any reason such rates are not available with respect to one or more currencies for which an Exchange Rate is required, the Company shall use such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more commercial banks in The City of New York or in the country of issue of the currency in question, or such other quotations as the Company, in each case, shall deem appropriate. If there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency shall be the largest market upon which a nonresident issuer of securities designated in such currency would purchase such currency in order to make payments in respect of such securities.

                        FOREIGN CURRENCY AND OTHER RISKS
EXCHANGE RATES


     An investment in Multi-Currency Notes entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in a Currency Indexed Note entails significant risks that are not associated with a similar investment in non-Currency Indexed Notes. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the Specified Currency (and, in the case of Currency Indexed Notes, the rate of exchange between the Specified Currency and the Indexed Currency for such Currency Indexed Note) and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic, financial, political and military events over which the Company has no control. To the extent the rate is not fixed by sovereign governments, the exchange rate between the U.S. dollar and foreign currencies or currency units is at any moment a result of the supply of and demand for such currencies or currency units, and changes in the rate result over time from the interaction of many factors, among which are rates of inflation, interest rate levels, balances of payments and the extent of governmental surpluses or deficits in the countries of the relevant currencies. These factors are in turn sensitive to the monetary, fiscal and trade policies pursued by such governments and those of other countries important to international trade and finance. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Multi-Currency Note or Currency Indexed Note. Depreciation of the Specified Currency applicable to a Multi-Currency Note against the U.S. dollar would result in a decrease in the U.S. dollar-equivalent yield of such Note, in the U.S. dollar-equivalent value of the principal repayable at maturity of such Note and, generally, in the U.S. dollar-equivalent market value of such Note. Similarly, depreciation of the Specified Currency with respect to a Currency Indexed Note against the applicable Indexed Currency would result in the principal amount payable with respect to such Currency Indexed Note at the Maturity Date thereof being less than the Face Amount of such Currency Indexed Note and in the interest payable, if any, with respect to such Note reflecting an interest rate less than the Base Interest Rate of such Note, which, in turn, would decrease the effective yield of such Currency Indexed Note below its stated interest rate and could also result in a loss to the investor. See "Description of Notes -- Currency Indexed Notes."


     Foreign exchange rates can either be fixed by sovereign governments or float. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar. National governments, however, rarely voluntarily allow their currencies to float freely in response to economic forces. Sovereign governments in fact use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Exchange rates of certain governments may from time to time be fixed by the central bank or other agencies at a rate above or below that which might exist if the exchange rate were allowed to float in response to changes in supply and demand. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing Notes that are denominated in or indexed to a foreign currency or currency unit is that their U.S. dollar equivalent yields could be affected by governmental actions which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the Multi-Currency Notes or Currency Indexed Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments, affecting the U.S. dollar or any applicable currency or currency unit.

     THE PROSPECTUS, INCLUDING THIS PROSPECTUS SUPPLEMENT AND ANY PRICING SUPPLEMENT HERETO, DOES NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN MULTI-

CURRENCY NOTES OR CURRENCY INDEXED NOTES AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN MULTI-CURRENCY NOTES OR CURRENCY INDEXED NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.


     Unless otherwise indicated in the applicable Pricing Supplement, Notes denominated in a Specified Currency other than the U.S. dollar or the ECU will not be sold in, or to residents of, the country of the Specified Currency in which such Notes are denominated. The information set forth in the Prospectus, this Prospectus Supplement and the applicable Pricing Supplement is directed to prospective purchasers who are United States residents and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and interest on Notes. Such persons should consult their own legal advisors with regard to such matters.

GOVERNING LAW AND JUDGMENTS

     Notes will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of the State of New York provides, however, that a judgment or decree in an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

EXCHANGE CONTROLS, ETC.

     Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Note's maturity. Even if there were no exchange controls, it is possible that the Specified Currency for any particular Multi-Currency Note would not be available at an Interest Payment Date or at such Note's maturity. In that event, the Company will repay in U.S. dollars on the basis of the Exchange Rate on the second day prior to such payment, or if such Exchange Rate is not then available, on the basis of the most recently available Exchange Rate. See "Special Provisions Relating to Multi-Currency Notes -- Payment Currency." No adjustment or change in the terms of the Multi-Currency Notes or Currency Indexed Notes in the event of any controls or unavailability will be made.

     A Pricing Supplement with respect to the applicable Specified Currency (which includes information with respect to applicable current foreign exchange controls, if any) is a part of the Prospectus and this Prospectus Supplement. The Pricing Supplement relating to each Multi-Currency Note or Currency Indexed Note will contain information concerning relevant historical exchange rates for the applicable Specified Currency and/or Indexed Currency, as the case may be, a description of such currency or currencies and any exchange controls affecting such currency or currencies. The information concerning exchange rates and exchange rate controls, if any, is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates or an imposition of exchange rate controls that may occur in the future. The Company disclaims any responsibility to advise prospective purchasers of changes in such exchange rates or exchange controls after the date of any such Pricing Supplement.

RISKS OF INDEXED NOTES


     AN INVESTMENT IN CURRENCY INDEXED NOTES AND COMMODITY INDEXED NOTES (COLLECTIVELY, "INDEXED NOTES") INDEXED, AS TO PRINCIPAL OR INTEREST OR BOTH, TO ONE OR MORE VALUES OF CURRENCIES (INCLUDING EXCHANGE RATES BETWEEN CURRENCIES), COMMODITIES OR INTEREST RATE OR OTHER INDICES (COLLECTIVELY, "INDICES" OR "INDEX") ENTAILS SIGNIFICANT RISKS THAT ARE NOT ASSOCIATED WITH SIMILAR INVESTMENTS IN A CONVENTIONAL FIXED-RATE DEBT SECURITY. IF THE INTEREST RATE OF SUCH AN INDEXED NOTE IS SO INDEXED, IT MAY RESULT IN AN INTEREST RATE THAT IS LESS THAN THAT PAYABLE ON A CONVENTIONAL FIXED-RATE DEBT SECURITY ISSUED AT THE SAME TIME, INCLUDING THE POSSIBILITY THAT NO INTEREST WILL BE PAID, AND, IF THE PRINCIPAL AMOUNT OF SUCH AN INDEXED NOTE IS SO INDEXED, THE PRINCIPAL AMOUNT PAYABLE AT MATURITY MAY BE LESS THAN THE ORIGINAL PURCHASE PRICE OF SUCH INDEXED
NOTE IF ALLOWED PURSUANT TO THE TERMS OF SUCH INDEXED NOTE, INCLUDING THE POSSIBILITY THAT NO PRINCIPAL WILL BE PAID. THE SECONDARY MARKET FOR SUCH INDEXED NOTES WILL BE AFFECTED BY A NUMBER OF FACTORS, INDEPENDENT OF THE CREDITWORTHINESS OF THE COMPANY AND THE VALUE OF THE APPLICABLE CURRENCY, COMMODITY OR INDEX, INCLUDING THE VOLATILITY OF THE APPLICABLE CURRENCY, COMMODITY OR INDEX, THE TIME REMAINING TO THE MATURITY OF SUCH INDEXED NOTES, THE AMOUNT OUTSTANDING OF SUCH INDEXED NOTES AND MARKET INTEREST RATES. THE VALUE OF THE APPLICABLE CURRENCY, COMMODITY OR INDEX DEPENDS ON A NUMBER OF INTER-RELATED FACTORS, INCLUDING ECONOMIC, FINANCIAL AND POLITICAL EVENTS, OVER WHICH THE COMPANY HAS NO CONTROL. ADDITIONALLY, IF THE FORMULA USED TO DETERMINE THE PRINCIPAL AMOUNT OR INTEREST PAYABLE WITH RESPECT TO SUCH INDEXED NOTES CONTAINS A MULTIPLE OR LEVERAGE FACTOR, THE EFFECT OF ANY CHANGE IN THE APPLICABLE CURRENCY, COMMODITY OR INDEX WILL BE INCREASED.



     THE HISTORICAL EXPERIENCE OF THE RELEVANT CURRENCIES, COMMODITY OR INDICES SHOULD NOT BE TAKEN AS AN INDICATION OF FUTURE PERFORMANCE OF SUCH CURRENCIES, COMMODITIES OR INDICES DURING THE TERM OF ANY INDEXED NOTE. THE CREDIT RATINGS ASSIGNED TO THE COMPANY'S MEDIUM-TERM NOTE PROGRAM ARE A REFLECTION OF THE COMPANY'S CREDIT STATUS, AND, IN NO WAY, ARE A REFLECTION OF THE POTENTIAL IMPACT OF THE FACTORS DISCUSSED ABOVE, OR ANY OTHER FACTORS, ON THE MARKET VALUE OF INDEXED NOTES. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN SUCH INDEXED NOTES AND THE SUITABILITY OF SUCH INDEXED NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

                     U.S. FEDERAL INCOME TAX CONSIDERATIONS



     The following is a summary of the material U.S. federal income tax consequences resulting from the beneficial ownership of Notes by certain persons. This summary does not purport to consider all the possible U.S. federal tax consequences of the purchase, ownership or disposition of the Notes and is not intended to reflect the individual tax position of any beneficial owner. It deals only with Notes denominated in U.S. dollars, Notes denominated in currencies or composite currencies other than U.S. dollars ("Foreign Currency"), and Foreign Currency in each case held as capital assets. Moreover, except as expressly indicated, it addresses initial purchasers and does not address beneficial owners that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or currencies, purchasers that hold Notes (or Foreign Currency) as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a Note and one or more other investments, or purchasers that have a "functional currency" other than the U.S. dollar. Except to the extent discussed below under "Non-U.S. Holders," this summary is not applicable to non-United States persons not subject to U.S. federal income tax on their worldwide income. This summary is based upon the U.S. federal tax laws and regulations as now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. It does not include any description of the tax laws of any state, local or foreign governments that may be applicable to the Notes or holders thereof, and it does not discuss the tax treatment of Notes denominated in certain hyperinflationary currencies or dual currency Notes. Persons considering the purchase of Notes should consult their own tax advisors concerning the tax consequences of holding Notes, including the application of the U.S. federal tax laws discussed below to their particular situations, as well as the application of state, local and other national tax laws.


U.S. HOLDERS

  Payments of Interest

     In general, interest on a Note, whether payable in U.S. dollars or a Foreign Currency (other than certain payments on a Discount Note, as defined and described below under "Original Issue Discount"), will be taxable to a beneficial owner who or which is (i) a citizen or resident of the United States,
(ii) a corporation created or organized under the laws of the United States or any State thereof (including the District of Columbia) or (iii) a person otherwise subject to United States federal income taxation on its worldwide income (a "U.S. Holder") as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. If an interest payment is denominated in or determined by reference to a Foreign Currency, then special rules, described below under "Foreign Currency Notes," apply.

  Original Issue Discount


     The following discussion summarizes the United States federal income tax consequences to U.S. Holders of Notes issued with original issue discount ("OID") for federal income tax purposes. U.S. Holders of a Note issued with OID generally will be subject to special tax accounting rules provided in the Internal Revenue Code of 1986, as amended (the "Code"). On February 2, 1994, the Treasury Department published final regulations (the "OID Regulations"), which expand and illustrate the rules provided by the Code. On December 16, 1994, the Treasury Department proposed new regulations regarding the tax treatment of debt instruments that provide for one or more contingent payments. The proposed regulations would also modify the rules relating to variable rate debt instruments. Subsequent versions of the proposed regulations or corresponding final regulations may adopt positions that may apply to a Note and that may be contrary to the positions discussed below. For this reason, purchasers of Notes issued with OID should carefully examine the Pricing Supplement and consult their own tax advisers with respect to the current application of the OID rules to the Notes.

     Special rules apply to OID on a Discount Note that is denominated in Foreign Currency. See "Foreign Currency Notes -- Foreign Currency Discount Notes."

     General. A Note will be treated as issued with OID (a "Discount Note") if the excess of the Note's "stated redemption price at maturity" over its issue price is greater than a de minimis amount (set forth in the Code and the OID Regulations). Generally, the issue price of a Note (or any Note that is part of an issue of Notes) will be the first price at which a substantial amount of Notes that are part of such issue of Notes are sold (other than to underwriters, placement agents or wholesalers). Under the OID Regulations, the "stated redemption price at maturity" of a Note is the sum of all payments provided by the Note that are not payments of "qualified stated interest." A "qualified stated interest" payment includes any stated interest payment on a Note that is unconditionally payable in cash or property (other than debt instruments of the Company) at least annually at a single fixed rate (or at certain floating rates) that appropriately takes into account the length of the interval between stated interest payments. The applicable Pricing Supplement will state whether a particular issue of Notes will constitute an issue of Discount Notes.

     In general, if the excess of a Note's stated redemption price at maturity over its issue price is de minimis, then such excess constitutes "de minimis OID." Under the OID Regulations, unless a U.S. Holder makes the election described below under "Election to Treat All Interest as Original Issue Discount," such a Note will not be treated as issued with OID (in which case the following paragraphs under "Original Issue Discount" will not apply) and a U.S. Holder of such a Note will recognize capital gain with respect to such de minimis OID as stated principal payments on the Note are made. The amount of such gain with respect to each such payment will equal the product of the total amount of the Note's de minimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Note.

     The OID Regulations provide that a Note bearing interest at a floating rate (a "Floating Rate Note") will bear qualified stated interest if the Floating Rate Note provides for stated interest at: (1) one or more qualified floating rates; (2) a single fixed rate and one or more qualified floating rates; (3) a single objective rate, or (4) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     For this purpose, a variable interest rate is a qualified floating rate if variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A variable rate is not qualified stated interest if, among other things, the terms of the Note provide for a maximum interest rate or a minimum interest rate that is reasonably expected as of the issue date to cause the yield on the debt instrument to be significantly less, in the case of a maximum rate, or significantly more, in the case of a minimum rate, than the expected yield determined without the maximum or minimum rate, as the case may be.

     An objective rate is a rate that is determined using a single fixed formula and that is based on (1) one or more qualified floating rates; (2) one or more rates where each rate would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the debt instrument is denominated; (3) the yield or change in the price of actively traded personal property; or (4) a combination of the foregoing rates. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate, and the variation in the rate can be reasonably expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds. A variable rate of interest on a debt instrument is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the instrument's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the debt instrument's term. Unless specified in the applicable Pricing Supplement, Floating Rate Notes will not be Discount Notes.

     The Code and the OID Regulations require a U.S. Holder of a Discount Note having a maturity of more than one year from its date of issue to include OID in gross income, as it accrues economically on a constant yield basis, without regard to the holder's method of accounting for tax purposes and prior to the receipt of cash attributable to such income. In addition, qualified stated interest is included in income under the U.S. Holder's regular method of accounting.

     The amount of OID includible in gross income by a U.S. Holder of a Discount
Note is the sum of the "daily portions" of OID with respect to the Discount Note for each day during the taxable year in which the U.S. Holder holds such Discount Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Under the OID Regulations, accrual periods with respect to a Note may be any set of periods (which may be of varying lengths) selected by the U.S. Holder as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on the first day or final day of an accrual period.

     The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Note's adjusted issue price at the beginning of the accrual period and the Discount Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of any payments of qualified stated interest on the Discount Note allocable to the accrual period. In the case of a Floating Rate Note, both the yield to maturity and the qualified stated interest will generally be determined for these purposes as though the Note will bear interest in all periods at a fixed rate equal to the value of the rate as of the issue date. In the case of Floating Rate Notes using an objective rate other than a qualified inverse floating rate, the yield to maturity and the qualified stated interest will generally be determined as though the Note will bear interest in all periods at a fixed rate equal to the rate that reflects the yield that is reasonably expected for the Note. (Additional rules may apply if interest on a Floating Rate Note is based on more than one interest index.)

     The "adjusted issue price" of a Discount Note at the beginning of the first accrual period is the issue price. Thereafter, the adjusted issue price at the beginning of any accrual period is (x) the sum of the issue price of such Discount Note, the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition premium or bond premium, which are discussed below), and the amount of any qualified stated interest on the Note that has accrued prior to the beginning of the accrual period but is not payable until a later date, less (y) any prior payments on the Discount Note that were not qualified stated interest payments. If a payment (other than a payment of qualified stated interest) is made on the first day of an accrual period, then the adjusted issue price at the beginning of such accrual period is reduced by the amount of the payment. If a portion of the initial purchase price of a Note is attributable to interest that accrued prior to the Note's issue date, the first stated interest payment on the Note is to be made within one year of the Note's issue date and such payment will equal or exceed the amount of pre-issuance accrued interest, then the issue price will be decreased by the amount of pre-issuance accrued interest, in which case a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

     The OID Regulations contain certain special rules that generally allow any reasonable method to be used in determining the amount of OID allocable to a short initial accrual period (if all other accrual periods are of equal length) and require that the amount of OID allocable to the final accrual period equal the excess of the amount payable at the maturity of the Discount Note (other than any payment of qualified stated interest) over the Discount Note's adjusted issue price as of the beginning of such final accrual period. In addition, if an interval between payments of qualified stated interest on a Discount Note contains more than one accrual period, then the amount of qualified stated interest payable at the end of such interval is allocated pro rata (on the basis of their relative lengths) between the accrual periods contained in the interval.

     U.S. Holders of Discount Notes generally will have to include in income increasingly greater amounts of OID over the life of the Notes.

     Acquisition Premium. A U.S. Holder that purchases a Discount Note at its original issuance for an amount in excess of its issue price but less than its stated redemption price at maturity (any such excess being "acquisition premium"), and that does not make the election described below under "Election To Treat All Interest as Original Issue Discount," reduces the daily portions of OID by an amount equal to the amount which would be the daily portion for such day (determined without regard to this paragraph) multiplied by a fraction, the numerator of which is the excess of the U.S. Holder's purchase price for the Note over the issue price, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's issue price. Alternatively, a U.S. Holder may elect to compute OID accruals as described under "Original Issue Discount -- General" above, treating the U.S. Holder's purchase price as the issue price.

     Optional Redemption. If the Company has an option to redeem a Discount Note, or the U.S. Holder has an option to cause a Discount Note to be repurchased, prior to the Discount Note's stated maturity, such option will be presumed to be exercised if, by utilizing any date on which such Discount Note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of such Discount Note (the "redemption price") as the stated redemption price at maturity, the yield on the Discount Note would be (i) in the case of an option of the Company, lower than its yield to stated maturity, or (ii) in the case of an option of the U.S. Holder, higher than its yield to stated maturity. If such option is not in fact exercised when presumed to be exercised, the Note would be treated solely for OID purposes as if it were redeemed or repurchased, and a new Note were issued, on the presumed exercise date for an amount equal to the Discount Note's adjusted issue price on that date.

     Short-Term Notes. Under the Code, special rules apply with respect to OID on Notes that mature one year or less from the date of issuance ("Short-Term Notes"). In general, a cash basis U.S. Holder of a Short-Term Note is not required to include OID in income as it accrues for United States federal income tax purposes unless it elects to do so. Accrual basis U.S. Holders and certain other U.S. Holders, including banks, regulated investment companies, dealers in securities and cash basis U.S. Holders who so elect, are required to include OID in income as it accrues on Short-Term Notes on a straight-line basis or, at the election of the U.S. Holder, under the constant yield method (based on daily compounding). In the case of U.S. Holders not required and not electing to include OID in income currently, any gain realized on the sale or retirement of Short-Term Notes will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the original issue discount under the constant yield method) through the date of sale or retirement. U.S. Holders who are not required and do not elect to include OID on Short-Term Notes in income as it accrues will be required to defer deductions for interest on borrowings allocable to Short-Term Notes in an amount not exceeding the deferred income until the deferred income is realized.

     Any U.S. Holder of a Short-Term Note can elect to apply the rules in the preceding paragraph taking into account the amount of "acquisition discount," if any, with respect to the Note (rather than the OID with respect to such Note). Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the U.S. Holder's purchase price therefor. Acquisition discount will be treated as accruing on a ratable basis or, at the election of the U.S. Holder, on a constant-yield basis.

     For purposes of determining the amount of OID subject to these rules, the OID Regulations provide that no interest payments on a Short-Term Note are qualified stated interest, but instead such interest payments are included in the Short-Term Note's stated redemption price at maturity. Actual receipt of stated interest will be taxable to the extent of accrued OID at the time of receipt.

  Notes Purchased at a Premium

     Under the Code, a U.S. Holder that purchases a Note for an amount in excess of its stated redemption price at maturity will not be subject to the OID rules and may elect to treat such excess as

"amortizable bond premium," in which case the amount of qualified stated interest required to be included in the U.S. Holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to such year. Any election to amortize bond premium is applicable to all bonds (other than bonds the interest on which is excludible from gross income) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and may not be revoked without the consent of the Internal Revenue Service ("IRS"). A U.S. Holder that does not elect to amortize bond premium will generally be entitled to treat the premium as capital loss when the Note matures. See also "Election to Treat All Interest as Original Issue Discount" below.

  Notes Purchased at a Market Discount

     A Note, other than a Short-Term Note, will be treated as issued at a market discount (a "Market Discount Note") if the amount for which a U.S. Holder purchased the Note is less than the Note's issue price, subject to a de minimis rule similar to the rule relating to de minimis OID described under "Original Issue Discount -- General."

     In general, any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a U.S. Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Market Discount Note. Such an election applies to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     Market discount accrues on a straight-line basis unless the U.S. Holder elects to accrue such discount on a constant yield to maturity basis. Such an election is applicable only to the Market Discount Note with respect to which it is made and is irrevocable. A U.S. Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

     The market discount rules do not apply to a Short-Term Note.

  Election To Treat All Interest as Original Issue Discount

     Any U.S. Holder may elect to include in gross income all interest that accrues on a Note using the constant yield method described above under the heading "Original Issue Discount -- General," with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount acquisition discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

     In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing U.S. Holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing U.S. Holder, and no payments on the Note will be treated as payments of qualified stated interest. This election is generally applicable only to the Note with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a Note with amortizable bond premium, the electing U.S. Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by such electing U.S. Holder as of the beginning of the taxable year in which the election is made or any debt instruments acquired thereafter. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.

     If the election described above to apply the constant yield method to all interest on a Note is made with respect to a Market Discount Note, as defined above, then the electing U.S. Holder will be treated as having made the election discussed above under "Notes Purchased at a Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such U.S. Holder.

  Purchase, Sale and Retirement of the Notes

     General. A U.S. Holder's tax basis in a Note generally will equal its U.S. dollar cost (which, in the case of a Note purchased with a Foreign Currency, will be the U.S. dollar value of the purchase price on the date of purchase), increased by the amount of any OID or market discount (or acquisition discount, in the case of a Short Term Note) included in the U.S. Holder's income with respect to the Note and the amount, if any, of income attributable to de minimis OID included in the U.S. Holder's income with respect to the Note, and reduced by the sum of (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the Note. A U.S. Holder generally will recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the U.S. Holder's tax basis in the Note. The amount realized on a sale or retirement for an amount in Foreign Currency will be the U.S. dollar value of such amount on the date of sale or retirement. Except to the extent described above under "Original Issue
Discount -- Short Term Notes" or "Notes Purchased at a Market Discount" or below under "Foreign Currency Notes -- Exchange Gain or Loss," and except to the extent attributable to accrued but unpaid interest, gain or loss recognized on the sale or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

  Foreign Currency Notes

     Interest Payments. If an interest payment is denominated in or determined by reference to a Foreign Currency, the amount of income recognized by a cash basis U.S. Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. Accrual basis U.S. Holders may determine the amount of income recognized with respect to such interest payment in accordance with either of two methods. Under the first method, the amount of income recognized will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Note) determined by reference to a Foreign Currency, an accrual basis U.S. Holder will recognize ordinary income or loss measured by the difference between such average exchange rate and the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. Under the second method, an accrual basis U.S. Holder may elect to translate interest income into U.S. dollars at the spot exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the partial period within the taxable year. Additionally, if a payment of interest is actually received within 5 business days of the last day of the accrual period or taxable year, an accrual basis U.S. Holder applying the second method may instead translate such accrued interest into U.S. dollars at the spot exchange rate in effect on the day of actual receipt (in which case no exchange gain or loss will result). Any election to apply the second method will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder and may not be revoked without the consent of the IRS.

     Exchange of Amounts in Other than U.S. Dollars. Foreign Currency received as interest on a Note or on the sale or retirement of a Note will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time of such sale or retirement, as the case may be. Foreign Currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the Foreign Currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a Foreign Currency (including its use to purchase Notes or upon exchange for U.S. dollars) will be ordinary income or loss.

     Foreign Currency Discount Notes. OID for any accrual period on a Discount Note that is denominated in a Foreign Currency will be determined in the Foreign Currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. Holder. Upon receipt of an amount attributable to original issue discount (whether in connection with a payment of interest or the sale or retirement of a Note), a U.S. Holder may recognize ordinary income or loss.

     Amortizable Bond Premium. In the case of a Note that is denominated in a Foreign Currency, bond premium will be computed in units of Foreign Currency, and amortizable bond premium will reduce interest income in units of the Foreign Currency. At the time amortized bond premium offsets interest income, a U.S. Holder may realize ordinary income or loss, measured by the difference between exchange rates at that time and at the time of the acquisition of the Notes.

     Market Discount. Market discount is determined in units of the Foreign Currency. Accrued market discount that is required to be taken into account on the maturity or upon disposition of a Note is translated into U.S. dollars at the exchange rate on the maturity or the disposition date, as the case may be (and no part is treated as exchange gain or loss). Accrued market discount currently includible in income by an electing U.S. Holder is translated into U.S. dollars at the average exchange rate for the accrual period (or the partial accrual period during which the U.S. Holder held the Note), and exchange gain or loss is determined on maturity or disposition of the Note (as the case may be) in the manner described above under "Foreign Currency Notes -- Interest Payments" with respect to the computation of exchange gain or loss on the receipt of accrued interest by an accrual method holder.

     Exchange Gain or Loss. Gain or loss recognized by a U.S. Holder on the sale or retirement of a Note that is attributable to changes in exchange rates will be treated as ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

  Indexed Notes

     The applicable Pricing Supplement will contain a discussion of any special United States federal income tax rules with respect to Currency Indexed Notes, Commodity Indexed Notes or other indexed Notes.

NON-U.S. HOLDERS

     Subject to the discussion of backup withholding below, payments of principal (and premium, if any) and interest (including OID) by the Company or any agent of the Company (acting in its capacity as such) to any holder of a Note that is not a U.S. Holder (a "Non-U.S. Holder") will not be subject to U.S. federal withholding tax, provided, in the case of interest (including OID), that
(i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the Non-U.S. Holder is not a controlled foreign corporation for U.S. tax purposes that is related to the Company (directly or indirectly) through stock ownership and (iii) either (A) the Non-U.S. Holder certifies to the Company or its agent under penalties of perjury that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note certifies to the Company or its agent under penalties of perjury that such statement has been received from the Non-U.S. Holder by it or by another financial institution and furnishes the payor with a copy thereof. A Non-U.S. Holder of a Note providing for payments of contingent interest within the meaning of Section 871(h) of the Code, will not, however, be exempt from U.S. federal withholding tax with respect to payments of such contingent interest. The applicable Pricing Supplement will contain a description of U.S. federal withholding tax consequences to Non-U.S. Holders of a purchase of a Note providing for payments of such contingent interest.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and interest (including OID) on the Note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph (provided that such holder furnishes a properly executed IRS Form 4224 on or before any payment date to claim such exemption), may be subject to U.S. federal income tax on such interest (or OID) in the same manner as if it were a U.S. Holder. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including OID) on a Note will be included in the earnings and profits of such holder if such interest (or OID) is effectively connected with the conduct by such holder of a trade or business in the United States. In lieu of the certificate described in the preceding paragraph, such a holder must provide the payor with a properly executed IRS Form 4224 to claim an exemption from U.S. federal withholding tax.

     Any capital gain, market discount or exchange gain realized on the sale, exchange, retirement or other disposition of a Note by a Non-U.S. Holder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the Non-U.S. Holder and (ii) in the case of an individual, such Non-U.S. Holder (A) is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or (B) does not have a tax home (as defined in Section 911(d)(3) of the Code) in the United States in the taxable year of the sale, exchange, retirement or other disposition and the gain is not attributable to an office or other fixed place of business maintained by such individual in the United States.

     Notes held by an individual who is neither a citizen nor a resident of the United States for U.S. federal tax purposes at the time of such individual's death will not be subject to U.S. federal estate tax, provided that the income from such Notes was not or would not have been effectively connected with a U.S. trade or business of such individual and that such individual qualified for the exemption from U.S. federal withholding tax (without regard to the certification requirements) described above.

     PURCHASERS OF NOTES THAT ARE NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICABILITY OF UNITED STATES WITHHOLDING AND OTHER TAXES UPON INCOME REALIZED IN RESPECT OF THE NOTES.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     For each calendar year in which the Notes are outstanding, the Company is required to provide the IRS with certain information, including the holder's name, address and taxpayer identification number (either the holder's Social Security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid (including OID, if any) to that holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

     In the event that a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, the Company, its agents or paying agents or a broker may be required to "backup" withhold a tax equal to 31% of each payment of interest (including OID) and principal (and premium, if any) on the Notes. This backup withholding is not an additional tax and may be credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

     Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by the Company or any agent thereof (in its capacity as such) to a Non-U.S. Holder of a Note if such holder has provided the required certification that it is not a United States person as set forth in clause (iii) in the first paragraph under "Non-U.S. Holders" above, or has otherwise established an exemption (provided that neither the Company nor its agent has actual knowledge that the holder is a United States person or that the conditions of any exemption are not in fact satisfied).

     Payment of the proceeds from the sale of a Note to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, information reporting may apply to such payments. Payment of the proceeds from a sale of a Note to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

                              PLAN OF DISTRIBUTION

     The Notes are being offered on a continuing basis by the Company through each of Lehman Brothers, Lehman Brothers Inc. (including its affiliate Lehman Government Securities Inc.) and Goldman, Sachs & Co., as an agent (each an "Agent" and collectively the "Agents"), each of which has agreed to use its reasonable best efforts to solicit offers to purchase the Notes. The Company will pay each Agent a commission, in the form of a discount, ranging from .125% to .625% of the principal amount of each Note, depending upon the time until its Maturity Date, sold through such Agent. The Company may use additional agents to solicit offers to purchase Notes as the Company may designate from time to time on terms substantially identical to those set forth above. Such other agents, if any, will be named in the applicable Pricing Supplement. The Company also may sell Notes to any Agent, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors or to one or more broker-dealers (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed public offering price. The Notes may also be sold by the Company directly to purchasers. No commission will be payable to the Agents on Notes sold directly to purchasers by the Company.

     The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part whether placed directly with the Company or through an Agent. Each Agent will have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes received by it in whole or in part.

     Payment of the purchase price of the Notes will be required to be made in funds immediately available in The City of New York.

     The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"). The Company has agreed to indemnify each Agent against certain liabilities, including liabilities under the Act. The Company has agreed to reimburse the Agents for certain expenses, including fees and disbursements of counsel to the Agents. The Agents may sell to or through dealers who may resell to investors. The Agents may pay all or part of their commission to such dealers. Such dealers may be deemed to be "underwriters" within the meaning of the Act.

     No Note will have an established trading market when issued. The Notes will not be listed on any securities exchange. The Company has been advised by each of the Agents that it may from time to time purchase and sell Notes in the secondary market, but that it is not obligated to do so. No assurance can be given that there will be a secondary market for the Notes.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED APRIL 17, 1995


PROSPECTUS

                        AIR PRODUCTS AND CHEMICALS, INC.
                                DEBT SECURITIES

     Air Products and Chemicals, Inc. (the "Company"), directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell from time to time after the date of this Prospectus up to $400,000,000 aggregate principal amount or the equivalent thereof in other currencies or currency units of its debt securities (the "Securities"), in one or more series, on terms to be determined at the time of sale. The specific designation, aggregate principal amount, authorized denominations, currency, maturity, interest rate or method for its calculation, if any, interest payment dates, purchase price, any terms for redemption, repayment or defeasance or other specific terms, any listing on a securities exchange, sinking fund provisions, if any, and the agents, dealers or underwriters, if any, in connection with the sale of the Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement"), and Pricing Supplement ("Pricing Supplement"), if any, together with the terms of offering of the Securities. The Company reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents.
                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

     If an agent of the Company or a dealer or underwriter is involved in the sale of the Securities in respect of which this Prospectus is being delivered, the agent's commission, dealer's purchase price or underwriter's discount is set forth in, or may be calculated from, the Prospectus Supplement and the net proceeds to the Company from such sale will be the purchase price of such Securities less such commission in the case of an agent, the purchase price of such Securities in the case of a dealer or the public offering price less such discount in the case of an underwriter, and less, in each case, the other attributable issuance and distribution expenses. The aggregate proceeds to the Company from all the Securities will be the purchase price of Securities sold less the aggregate of agents' commissions and underwriters' discounts and other expenses of issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for the agents, dealers and underwriters.


April   , 1995

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information, including the documents incorporated herein by reference, can be inspected and copied at the office of the Commission at Room 1024 (Public Reference Room), 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York, and the Pacific Stock Exchange, 115 Sansome Street, San Francisco, California.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus the following documents:


     (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994, filed pursuant to Section 13 of the Securities Exchange Act of 1934; and



     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1994, filed pursuant to Section 13 of the Securities Exchange Act of 1934.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Requests should be directed to the Corporate Secretary's Office, Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501, telephone: (610) 481-4911.

                                  THE COMPANY

     The Company, through internal development and by acquisitions, has established an internationally recognized industrial gas and related industrial process equipment business, and developed strong positions as a producer of certain chemicals. In addition, the Company has developed an environmental and energy business principally through various partnerships.

     The industrial gases business segment recovers and distributes industrial gases such as oxygen, nitrogen, argon and hydrogen and a variety of medical and specialty gases. The chemicals business segment produces and markets specialty chemicals and chemical intermediates. The environmental and energy business is principally composed of partnerships in waste-to-energy, cogeneration and flue-gas desulfurization. The equipment and technology business segment supplies cryogenic and other process equipment and related engineering services.

     The Company was incorporated in 1961 under Delaware law and is the successor to a Michigan corporation organized in 1940. Its principal executive offices are located at 7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501, telephone (610) 481-4911. Except as otherwise indicated by the context, the term "Company" as used herein means Air Products and Chemicals, Inc. and its consolidated subsidiaries.

                      RATIOS OF EARNINGS TO FIXED CHARGES


                                                (UNAUDITED)
              (UNAUDITED)                       THREE MONTHS
        YEAR ENDED SEPTEMBER 30,             ENDED DECEMBER 31,
- ----------------------------------------     ------------------
1990     1991     1992     1993     1994            1994
- ----     ----     ----     ----     ----     ------------------
3.2      3.2      3.9      3.2      3.4              4.4


     For the purpose of determining the unaudited ratios of earnings to fixed charges, earnings represent income (before extraordinary item and cumulative effect of accounting changes) before income taxes, fixed charges (less interest capitalized), amortization of capitalized interest and undistributed earnings of less-than-fifty-percent owned affiliates. Fixed charges consist of interest on all indebtedness (including capital lease obligations), capitalized interest, amortization of debt discount premium and expense and the portion of rent charges considered to be representative of the interest factor.

                                USE OF PROCEEDS


     Net proceeds to the Company are expected to be $397,500,000 - $399,500,000 (prior to deducting expenses payable by the Company estimated at $335,000). The Company currently intends to apply the net proceeds from the sale of the Securities to its general funds to be used for general corporate purposes. Such corporate purposes may include the refunding of maturing debt (as described in Note 5 of the Company's 1994 Consolidated Financial Statements, as incorporated into the Company's Form 10-K for the fiscal year ended September 30, 1994), the repurchase of shares of the Company's Common Stock and acquisitions, including the acquisition of outstanding shares of a Spanish industrial gas company, Sociedad Espanola de Carburos Metalicos, S.A., which are tendered under tender offers expected to be made in September 1995 and September 1996. Pending such application, all or a portion of the net proceeds may be invested in short-term money market instruments. The precise amount and timing of the use of the proceeds will depend upon future requirements and the availability of other funds to the Company.


                           DESCRIPTION OF SECURITIES

     The Securities offered hereby will be issuable in one or more series under an Indenture dated as of January 10, 1995 (the "Indenture"), entered into between the Company and First Fidelity Bank, National Association, as Trustee (the "Trustee"). The following statements are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the Registration Statement. Wherever references are made to particular provisions of the Indenture, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference. Certain defined terms are capitalized. Section references in italics are to the Indenture.

GENERAL


     The Indenture provides that the aggregate principal amount of Securities which may be issued under the Indenture is unlimited. Reference is made to the Prospectus Supplement and the applicable Pricing Supplement for the following terms of the Securities in respect of which this Prospectus is being delivered:
(1) the designation, aggregate principal amount and authorized denominations of such Securities; (2) the percentage of their principal amount at which such Securities will be issued; (3) the currency or currency unit of payment; (4) the date on which such Securities will mature; (5) the rate or rates per annum, if any, at which such Securities will bear interest or the method for calculating such rate; (6) the times at which such interest, if any, will be payable; (7) provisions for a sinking fund, if any; (8) whether such Securities are to be issued in book-entry form, and, if so, the identity of the depositary and information with respect to book-entry procedures; and (9) any redemption, repayment or defeasance terms or other specific terms. Principal and interest, if any, will be payable, and the Securities offered hereby will be transferable or exchangeable, as provided therein.


     The Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.


     One or more series of the Securities may be issued as discounted Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such series of discounted Securities will be described in the Prospectus Supplement and/or the applicable Pricing Supplement relating thereto.



     Special federal income tax and other considerations relating to Securities denominated in foreign currencies or units of two or more foreign currencies will be described in the applicable Prospectus Supplement and/or the applicable Pricing Supplement.


     The Securities offered hereby will be issued only in fully registered form without coupons. No service charge will be made for any transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.8)

CERTAIN COVENANTS OF THE COMPANY

     Limitations on Liens -- Subject to the exceptions set forth below under "Exempted Indebtedness," the Company covenants that it will not create or assume, nor will it permit any Restricted Subsidiary (as hereinafter defined) to create or assume, any mortgage, security interest, pledge or lien (collectively referred to herein as "lien") of or upon any Principal Property (as hereinafter defined), or any underlying real estate of such property, or shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without equally and ratably securing the outstanding Securities. This restriction will not apply to certain permitted liens, including the following: (1) liens on any Principal Property which are created or assumed contemporaneously with, or within 120 days after (or in the case of any such Principal Property which is being financed on the basis of long-term contracts or similar financing arrangements for which a firm commitment is made by one or more banks, insurance companies or other lenders or investors (not including the Company or any Restricted Subsidiary), then within 360 days after), the completion of the acquisition, construction or improvement of such Principal Property to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or liens on any Principal Property existing at the time of acquisition thereof; (2) liens on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation substantially as an entirety to the

Company or a Restricted Subsidiary; (3) liens on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary; (4) liens to secure indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary, but only so long as such indebtedness is held by the Company or a Restricted Subsidiary; (5) liens in favor of the United States of America or any State thereof, or any department, agency or political subdivision of the United States of America or any State thereof, to secure certain payments pursuant to any contract or statute, including liens to secure indebtedness of the pollution control or industrial revenue bond type, or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving property subject to such liens; (6) liens in favor of any customer arising in respect of certain payments made by or on behalf of such customer for goods produced for or services rendered to such customer in the ordinary course of business not exceeding the amount of such payments; (7) liens to extend, renew or replace in whole or in part any lien referred to in the foregoing clauses (1) to (6), or in this clause (7), or any lien created prior to and existing on the date of the Indenture, provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property subject to the lien so extended, renewed or replaced (plus improvements on such property); and (8) certain statutory liens, liens for taxes and certain other liens. (Section 3.6)

     Limitations on Sale and Lease-Back Transactions -- Subject to the exceptions set forth below under "Exempted Indebtedness," sale and lease-back transactions by the Company or any Restricted Subsidiary of any Principal Property which has been owned and operated by the Company or a Restricted Subsidiary for more than 120 days are prohibited unless (1) the property involved is property which could be the subject of a lien without equally and ratably securing the Securities; (2) an amount equal to the Attributable Debt (as hereinafter defined) of any such sale and lease-back transaction is applied to the acquisition of another Principal Property of equal or greater fair market value or to retirement of indebtedness for borrowed money (including the Securities) which by its terms matures on or is renewable at the option of the obligor to a date more than twelve months after the creation of such indebtedness; or (3) the lease involved is for a term (including renewals) of not more than three years. (Section 3.7)

     Exempted Indebtedness -- The Company or a Restricted Subsidiary may create or assume liens and enter into sale and lease-back transactions, notwithstanding the limitations outlined above, provided that at the time thereof and after giving effect thereto the aggregate amount of indebtedness secured by all such liens and Attributable Debt of all such sale and lease-back transactions outstanding shall not exceed 5% of Consolidated Net Tangible Assets (as hereinafter defined). (Section 3.8)

     Limitations on Mergers, Consolidations and Sales of Assets -- If, upon any consolidation or merger of the Company with or into any other corporation, or upon any sale, conveyance or lease of substantially all its properties, any Principal Property would thereupon become subject to any lien, the Company, prior to such event, will secure the Securities equally and ratably with any other obligations of the Company then entitled thereto by a direct lien on all such Principal Property prior to all other liens other than any theretofore existing thereon. (Section 3.9)

     Certain Definitions -- The term "Subsidiary" means any corporation of which at least a majority of all outstanding voting stock is at the time owned by the Company or by one or more Subsidiaries of the Company. The term "Restricted Subsidiary" means any Subsidiary (a) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States and (b) which owns or leases a Principal Property. The term "Principal Property" means any manufacturing plant, research facility or warehouse owned or leased by the Company or any Subsidiary which is located within the United States and has a net book value exceeding the greater of $5,000,000 and 1% of shareholders' equity of the Company and its consolidated Subsidiaries, excluding any property which the Board of Directors by resolution declares is not of material importance to the total business of the Company and its Subsidiaries as an entirety. The term "Attributable Debt" means the present value (discounted as provided in the Indenture) of the obligation of a lessee for required rental payments for the remaining term of any lease. The term "Consolidated Net Tangible Assets" means at any time the total of all assets appearing on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries, prepared in accordance with generally accepted accounting principles, at their net book values (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with such principles, are set aside in connection with the business conducted), but excluding goodwill, trademarks, patents, unamortized debt discount and all other like segregated intangible assets, and amounts on the asset side of such balance sheet for capital stock of the Company, all as determined in accordance with such principles, less Consolidated Current Liabilities. The term "Consolidated Current Liabilities" means the aggregate of the current liabilities of the Company and its consolidated Subsidiaries appearing on the consolidated balance sheet of the Company and its consolidated Subsidiaries, all as determined in accordance with generally accepted accounting principles. (Section 1.1)

EVENTS OF DEFAULT, WAIVER AND NOTICE

     As to any series of Securities, an Event of Default is defined in the Indenture as being any one of the following events and such events as may be established with respect to the Securities of such series in any applicable Pricing Supplement: (a) default for 30 days in the payment of any interest on the Securities of such series; (b) default in the payment of principal and premium, if any, on the Securities of such series when due either at maturity, upon redemption, by declaration or otherwise; (c) default in the payment of any sinking fund installment on the Securities of such series; (d) default by the Company in the performance of any other of the covenants or agreements in the Indenture (other than those set forth exclusively in the terms of any series of Securities) which shall not have been remedied for a period of 90 days after appropriate notice, as specified in the Indenture; or (e) certain events of bankruptcy, insolvency and reorganization of the Company. (Section 5.1) No Event of Default with respect to any particular series of Securities necessarily constitutes an Event of Default with respect to any other series of Securities. The Indenture provides that the Trustee may withhold notice to the holders of Securities of any series of any default (except in payment of principal of or interest on such Securities or in the making of any sinking fund payment with respect to such Securities) if the Trustee considers it in the interest of the holders of Securities of such series to do so. (Section 5.11)

     The Indenture provides that: (1) if an Event of Default described in clause
(a), (b) or (c) above or established with respect to the Securities of any series shall have occurred and be continuing, either the Trustee or the holders of 25% in aggregate principal amount of the Securities of such series then outstanding may declare the principal (or, in the case of discounted Securities, the amount specified in the terms thereof) of all such Securities to be due and payable immediately and (2) if an Event of Default described in clause (d) or
(e) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all Securities then outstanding may declare the principal (or, in the case of discounted Securities, the amount specified in the terms thereof) of all Securities to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, or premium or interest, if any, on, such Securities) may be waived by the holders of a majority in aggregate principal amount of the Securities of such series (or of all series as the case may be) then outstanding. (Section 5.1 and Section 5.10)

     The holders of a majority in aggregate principal amount of the Securities of each series affected (with each series voting as a separate class) and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture, subject to certain limitations specified in the Indenture, provided that the holders of Securities shall have offered to the Trustee reasonable indemnity against costs, expenses and liabilities. (Section 5.9 and Section 6.2(d)) The Indenture requires the annual filing by the Company with the Trustee of a certificate as to the absence of certain defaults under the Indenture. (Section 3.5)

     Other than the restrictions on liens and sale and lease-back transactions described above, the Indenture and the Securities do not contain any covenants or other provisions designed to afford holders of the Securities protection in the event of a highly leveraged transaction involving the Company or any Subsidiary, including without limitation any takeover, recapitalization or other restructuring that may result in a sudden and significant decline in credit rating.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of all series affected by such modification at the time outstanding (voting as one class), to modify the Indenture or any supplemental indenture or the rights of the holders of the Securities, provided that no such modification shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable upon redemption thereof, or reduce the amount of the principal of a discounted Security due and payable upon acceleration of the maturity thereof or provable in bankruptcy, or impair or affect the right of a holder to institute suit for the payment thereof or the right of repayment, if any, at the option of the holder thereof, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series, the consent of the holders of which is required for any such modification, without the consent of the holder of each Security so affected. (Section 8.2)

GLOBAL SECURITIES

     The Securities of a series may be issued in the form of a global security which is deposited with and registered in the name of the depositary (or a nominee of the depositary) specified in the accompanying Prospectus Supplement. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such global security for all purposes under the Indenture. Except as provided in the Indenture, owners of beneficial interests in Securities represented by a global security will not (a) be entitled to have such Securities registered in their names, (b) receive or be entitled to receive physical delivery of certificates representing such Securities in definitive form, (c) be considered the owners or holders thereof under the Indenture and
(d) have any rights under the Indenture with respect to such global security (Section 2.14). The Company, in its sole discretion, may at any time determine that any series of Securities issued or issuable in the form of a global security shall no longer be represented by such global security and such global security shall be exchanged for securities in definitive form pursuant to the Indenture (Section 2.14).

     Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of such global security to the accounts of participants in the depositary. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants in the depositary), or by participants in the depositary or persons that may hold interests through such participants (with respect to persons other than participants in the depositary). Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants.

CONCERNING THE TRUSTEE

     First Fidelity Bank, National Association, the Trustee under the Indenture, also performs certain cash management services for the Company in the normal course of business.

DEFEASANCE OF THE INDENTURE AND SECURITIES

     The Company at any time may satisfy its obligations with respect to payments of principal of, premium, if any, and interest, if any, on, any Security or Securities of any series by depositing in trust with the Trustee (a) money (in such currency in which such securities are payable) or (b), in the case of Securities denominated in U.S. dollars, U.S. Government Obligations (as defined in the Indenture) or, in the case of Securities denominated in a foreign currency, Foreign Government Securities (as defined in the Indenture) or a combination of (a) and (b) sufficient to make such payments when due. If such deposit is sufficient to make all payments of (1) interest, if any, on such Securities prior to and on their redemption or maturity, as the case may be, and
(2) principal of, and premium, if any, on such Securities when due upon redemption or at maturity, as the case may be, all the obligations of the Company with respect to such Securities and the Indenture insofar as it relates to such Securities will be discharged and terminated (except as to the Company's obligations to compensate, reimburse and indemnify the Trustee pursuant to the Indenture). In the event of any such defeasance, holders of such Securities would be able to look only to such trust fund for payment of principal and premium, if any, and interest, if any, on Securities of such series until maturity or redemption. (Article Ten)

     For federal income tax purposes, there is a substantial risk that any deposit of cash and/or U.S. Government Obligations or Foreign Government Securities with respect to which the Company shall have elected to satisfy and fully discharge its obligations with respect to any series of Securities could be treated as a taxable exchange of such Securities for interests in the trust (or, alternatively, for an instrument representing indebtedness of the trust). In that event, a holder could be required to recognize taxable gain or loss at the time of such defeasance as if the Securities had been sold for an amount equal to the sum of the amount of money and the fair market value of the U.S. Government Obligations or Foreign Government Securities held in the defeasance trust (or, alternatively, the value of the instrument). Thereafter, a holder might be required to include in income the holder's share of the income, gain and loss of the trust (or, alternatively, the trust might be considered a separate taxable entity with respect to such items and with respect to the debt instrument, in which case a holder might also be taxable on original issue discount as well as interest on the instrument). Purchasers of the Securities should consult their own advisors with respect to the more detailed tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than federal income tax law.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities in any of four ways: (i) directly to purchasers; (ii) through agents; (iii) through underwriters; or (iv) through dealers.

     Offers to purchase Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting, purchase or agency agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to such dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     Agents, underwriters and dealers may be entitled under the relevant agreements to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933.

     If so indicated in the Prospectus Supplement, the Company will authorize agents or underwriters to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal amount of Securities sold pursuant to Contracts shall be not more than, the respective amounts stated in the Prospectus Supplement. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters or agents soliciting purchases of Securities pursuant to Contracts accepted by the Company.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.

                                 LEGAL OPINIONS


     The legality of the Securities in respect of which this Prospectus is being delivered will be passed on for the Company by James H. Agger, Esq., Vice President, General Counsel and Secretary of the Company, or Robert F. Gerkens, Esq., Assistant General Counsel of the Company, and for the underwriters, if any, by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. The tax disclosure set forth under "U.S. Federal Income Tax Considerations" on pages S-20 through S-28 of the Prospectus Supplement has been passed on for the Company by Cornelius P. Powell, Esq., Vice President -- Taxes of the Company. Messrs. Agger, Gerkens and Powell, in their capacities indicated, are paid salaries by the Company, they are participants in various employee benefit plans offered to employees of the Company generally and each owns shares of common stock of the Company and participates in the Company's long-term incentive program, which entitles executives to stock options and deferred stock units. Cravath, Swaine & Moore from time to time acts as special counsel for the Company.


                                    EXPERTS


     The financial statements and the related supporting schedules for the year ended September 30, 1994, incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

     NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY PRICING SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY PRICING SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT, DEALER OR UNDERWRITER. NEITHER THIS PROSPECTUS SUPPLEMENT, NOR THE ACCOMPANYING PROSPECTUS NOR ANY PRICING SUPPLEMENT SHALL CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY PRICING SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

       ------------------------

           TABLE OF CONTENTS
                                             PAGE
          Prospectus Supplement


Description of Notes........................   S-2
Special Provisions Relating to
  Multi-Currency Notes......................  S-15
Foreign Currency and Other Risks............  S-17
U.S. Federal Income Tax Considerations......  S-20
Plan of Distribution........................  S-28

                    Prospectus
Available Information.......................     2
Incorporation of Certain Documents by
  Reference.................................     2
The Company.................................     2
Ratios of Earnings to Fixed Charges.........     3
Use of Proceeds.............................     3
Description of Securities...................     3
Plan of Distribution........................     8
Legal Opinions..............................     9
Experts.....................................     9



                                  $400,000,000

                    [AIR PRODUCTS & CHEMICALS, INC. LOGO]

                               MEDIUM-TERM NOTES,
                                    SERIES D

             ------------------------------------------------------
                                   PROSPECTUS
                                                  , 1995
                                      AND
                             PROSPECTUS SUPPLEMENT
                                                  , 1995
             ------------------------------------------------------

                                LEHMAN BROTHERS
                              GOLDMAN, SACHS & CO.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


        Registration Fee..................................................  $137,931
        Printing Fees.....................................................    30,000*
        Legal Fees........................................................    35,000*
        Accountants' Fees.................................................    25,000*
        Rating Agency Fees................................................    50,000*
        Fees and Expenses of Trustee......................................    30,000*
        Blue Sky Fees and Expenses........................................     5,000*
        Miscellaneous.....................................................    22,069*
                                                                            --------
                  Total...................................................  $335,000*
                                                                            ========


- ---------------

     * Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware Corporation Law gives corporations the power to indemnify officers and directors under certain circumstances.

     Article Ninth of the Company's Restated Certificate of Incorporation contains provisions which provide for indemnification of certain persons (including officers and directors). The Restated Certificate of Incorporation is filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1987.

     The Company maintains insurance that generally insures the officers and directors of the Company and its subsidiaries (as defined in said policy) against liabilities incurred in such capacities, and insures the Company with respect to amounts to which officers and directors become entitled as indemnification payments from the Company, subject to certain specified exclusions and deductible and maximum amounts. The Company also maintains a policy of insurance that insures, among others, certain officers and directors of the Company and certain of its subsidiaries against liabilities incurred for Breach of Fiduciary Duty (as defined in said policy) with respect to their performance of their duties and responsibilities in connection with certain pension and retirement plans of the Company and certain of its subsidiaries, subject to certain specified exclusions and deductible and maximum amounts.

ITEM 16.  EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement:


        Exhibit  1      -- Form of Agency Agreement for Medium-Term Notes, Series D.*
        Exhibit  4(a)   -- Indenture dated as of January 10, 1995, between the Company and
                           First Fidelity Bank, National Association, as Trustee, relating to the Securities.*
                   (b)  -- Form of Fixed Rate Medium-Term Note, Series D.
                   (c)  -- Form of Floating Rate Medium-Term Note, Series D.
                   (d)  -- Form of Fixed Rate Currency Indexed Medium-Term Note, Series D.
                   (e)  -- Form of S&P 500 Linked Medium-Term Note, Series D.
        Exhibit 5       -- Opinion of Company counsel as to legality of the Securities to be issued.*
        Exhibit 12      -- Computation of Ratios of Earnings to Fixed Charges (filed as
                           Exhibit (a)(12) to the Company's Quarterly Report on Form 10-Q for
                           the quarter ended December 31, 1994, and incorporated herein by reference).
        Exhibit 23(a)   -- Consent of Arthur Andersen LLP. (See page II-6).
                   (b)  -- Consent of Company counsel.
        Exhibit 24      -- Power of Attorney.*

        Exhibit 25      -- Form T-1 Statement of Eligibility and Qualification under the
                        Trust Indenture Act of 1939 of First Fidelity Bank, National
                          Association, as Trustee.*


- ---------------

* Previously filed as an Exhibit to the Registration Statement.


ITEM 17.  UNDERTAKINGS.

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown and Commonwealth of Pennsylvania on the 17th day of April, 1995.


                                             AIR PRODUCTS AND CHEMICALS, INC.
                                                         (Issuer)

                                          By         /s/ G. A. WHITE
                                 ----------------------------------------------
                                 (G. A. White, Senior Vice President -- Finance)


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on April 17, 1995.


                   SIGNATURE                                     TITLE
                   --------                                      -----

              /s/ HAROLD A. WAGNER                Director and Chairman of
- --------------------------------------------        the Board (Principal
              (Harold A. Wagner)                    Executive Officer)

                 /s/ G. A. WHITE                  Senior Vice President -- Finance
  -------------------------------------------       (Principal Financial Officer)
                 (G. A. White)

               /s/ PAUL E. HUCK                   Corporate Controller
  ------------------------------------------        (Principal Accounting Officer)
                (Paul E. Huck)

                           *                      Director
  -----------------------------------------
               (Dexter F. Baker)

                           *                      Director
  ----------------------------------------
              (Tom H. Barrett)

                           *                      Director
  ---------------------------------------
             (L. Paul Bremer, III)

                           *                      Director
  ---------------------------------------
              (Will M. Caldwell)

                           *                      Director
  ---------------------------------------
                (Robert Cizik)

                           *                      Director
  ---------------------------------------
                (Ruth M. Davis)

                           *                      Director
  ---------------------------------------
             (Terry R. Lautenbach)

                   SIGNATURE                                    TITLE
                   ---------                                    -----

                     *                            Director
- -------------------------------------------
               (Judith Rodin)

                     *                            Director
- -------------------------------------------
               (Takeo Shiina)


* G. A. White, Senior Vice President -- Finance, by signing his name hereto, does sign this document on behalf of the above-noted individuals pursuant to a power of attorney duly executed by such individuals, which power of attorney was filed with the Securities and Exchange Commission as Exhibit 24 hereto.


                                                     /s/ G. A. WHITE
                                              -------------------------------

                                              (G. A. White, Attorney-in-Fact)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To: Air Products and Chemicals, Inc.:


     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 33-57357 of our reports dated 3 November 1994 included or incorporated by reference in the Annual Report of Air Products and Chemicals, Inc., on Form 10-K for the year ended 30 September 1994 and to all references to our Firm included in this Registration Statement.


                                                   ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania

17 April 1995

                               INDEX TO EXHIBITS


                                                                                 SEQUENTIALLY
        EXHIBIT                                                                    NUMBERED
        NUMBER                                EXHIBIT                                PAGE
    --------------- ------------------------------------------------------------ ------------
    Exhibit  1      -- Form of Agency Agreement for Medium-Term Notes, Series
                       D.*
    Exhibit  4(a)   -- Indenture dated as of January 10, 1995, between the
                       Company and First Fidelity Bank, National Association, as
                       Trustee, relating to the Securities.*
              (b)   -- Form of Fixed Rate Medium-Term Note, Series D.
              (c)   -- Form of Floating Rate Medium-Term Note, Series D.
              (d)   -- Form of Fixed Rate Currency Indexed Medium-Term Note,
                       Series D.
              (e)   -- Form of S&P 500 Linked Medium-Term Note, Series D.
    Exhibit  5      -- Opinion of Company counsel as to legality of the
                       Securities to be issued.*
    Exhibit 12      -- Computation of Ratios of Earnings to Fixed Charges (filed as Exhibit (a)(12) to the Company's Quarterly Report on Form
                       10-Q for the quarter ended December 31, 1994, and
                       incorporated herein by reference).
    Exhibit 23(a)   -- Consent of Arthur Andersen LLP. (See page II-6).
              (b)   -- Consent of Company counsel.
    Exhibit 24      -- Power of Attorney.*
    Exhibit 25      -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First Fidelity Bank,
                       National Association, as Trustee.*


- ---------------

* Previously filed as an Exhibit to the Registration Statement.